Exhibit 10-F

                                                             CONFORMED COPY

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                                  SHORT TERM


                    PARTICIPATION AND SERVICING AGREEMENT


                                    among


                      AMERICAN AUTO RECEIVABLES COMPANY


                         CHRYSLER CREDIT CORPORATION


                         THE PURCHASERS NAMED HEREIN,


                                CHEMICAL BANK,
                                   as Agent

                                     and

                           as Administrative Agent


                           dated as of May 23, 1994



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
                             TABLE OF CONTENTS

                                                                       Page

                                 ARTICLE I

                                Definitions

 SECTION 1.1   Definitions . . . . . . . . . . . . . . . . . . . . . . . .1
 SECTION 1.2   Usage of Terms. . . . . . . . . . . . . . . . . . . . . . .1
 SECTION 1.3   Calculations. . . . . . . . . . . . . . . . . . . . . . . .1
 SECTION 1.4   References. . . . . . . . . . . . . . . . . . . . . . . . .1

                                ARTICLE II

            Purchase and Sale of Certificates; Pooled Property

 SECTION 2.1   Agreement to Purchase Receivables . . . . . . . . . . . . .2
 SECTION 2.2   Conveyance of Fixed Value Payments. . . . . . . . . . . . .3
 SECTION 2.3   Addition of Sellers . . . . . . . . . . . . . . . . . . . .3
 SECTION 2.4   Warranties as to Each Receivable. . . . . . . . . . . . . .3
 SECTION 2.5   Warranties as to the Receivables in the Aggregate
                  and Actions of the Seller. . . . . . . . . . . . . . . .6
 SECTION 2.6   Repurchase Upon Breach. . . . . . . . . . . . . . . . . . .7
 SECTION 2.7   Custody of Receivable Files . . . . . . . . . . . . . . . .8
 SECTION 2.8   Duties of Servicer as Custodian . . . . . . . . . . . . . .9
 SECTION 2.9   Instructions; Authority to Act. . . . . . . . . . . . . . .9
 SECTION 2.10  Custodian's Indemnification . . . . . . . . . . . . . . . 10
 SECTION 2.11  Effective Period and Termination. . . . . . . . . . . . . 10

                                ARTICLE III

                           Conditions Precedent

 SECTION 3.1   Conditions Precedent to the Effectiveness of this
                  Short Term Retail PSA. . . . . . . . . . . . . . . . . 10
 SECTION 3.2   Conditions Precedent to Addition of a Seller. . . . . . . 12
 SECTION 3.3   Conditions Precedent to Transfer of Receivables . . . . . 13

                                ARTICLE IV

            Administration and Servicing of the Pooled Property

 SECTION 4.1   Duties of Servicer; Delegations . . . . . . . . . . . . . 15
 SECTION 4.2   Collection and Allocation of Receivable Payments. . . . . 16
 SECTION 4.3   Realization Upon Receivables. . . . . . . . . . . . . . . 17
 SECTION 4.4   Physical Damage Insurance . . . . . . . . . . . . . . . . 17
 SECTION 4.5   Maintenance of Security Interests in Financed
                  Vehicles . . . . . . . . . . . . . . . . . . . . . . . 17
 SECTION 4.6   Covenants of Servicer . . . . . . . . . . . . . . . . . . 17
 SECTION 4.7   Purchase by Servicer Upon Breach. . . . . . . . . . . . . 18
 SECTION 4.8   Servicing Compensation; Servicer Expenses . . . . . . . . 18
 SECTION 4.9   Servicer's Certificate. . . . . . . . . . . . . . . . . . 19
 SECTION 4.10  Quarterly and Annual Statements as to Compliance;
                  Notice of Service Default. . . . . . . . . . . . . . . 19
 SECTION 4.11  Independent Certified Public Accountant's Reports . . . . 20
 SECTION 4.12  Access to Certain Documentation and Information
                  Regarding Receivables; Required Purchaser's Right
                  to Request an Audit. . . . . . . . . . . . . . . . . . 20
 SECTION 4.13  Annual Opinion of Counsel . . . . . . . . . . . . . . . . 21

                                 ARTICLE V

                               Distributions

 SECTION 5.1   Establishment of Bank Accounts. . . . . . . . . . . . . . 21
 SECTION 5.2   Collections . . . . . . . . . . . . . . . . . . . . . . . 22
 SECTION 5.3   Application of Collections. . . . . . . . . . . . . . . . 23
 SECTION 5.4   Advances. . . . . . . . . . . . . . . . . . . . . . . . . 23
 SECTION 5.5   Additional Deposits . . . . . . . . . . . . . . . . . . . 24
 SECTION 5.6   Distributions . . . . . . . . . . . . . . . . . . . . . . 25
 SECTION 5.7   Subordination; Reserve Account. . . . . . . . . . . . . . 27
 SECTION 5.8   Interest Rate Cap Agreements. . . . . . . . . . . . . . . 28

                                ARTICLE VI

            The Certificates; Transfers of Purchase Commitments

 SECTION 6.1   The Certificates. . . . . . . . . . . . . . . . . . . . . 29
 SECTION 6.2   Mutilated, Destroyed, Lost or Stolen Certificates . . . . 29
 SECTION 6.3   Transfer and Exchange of Certificates . . . . . . . . . . 29
 SECTION 6.4   Persons Deemed Owners . . . . . . . . . . . . . . . . . . 30

                                ARTICLE VII

                                The Seller

 SECTION 7.1   Representations, Warranties and Covenants of the
                  Sellers. . . . . . . . . . . . . . . . . . . . . . . . 30
 SECTION 7.2   Liability of Seller; Indemnities. . . . . . . . . . . . . 33
 SECTION 7.3   Limitation on Liability of Seller and Others. . . . . . . 34

                               ARTICLE VIII

                             The Servicer; CCC

 SECTION 8.1   Representations and Warranties of Servicer. . . . . . . . 34
 SECTION 8.2   Liability of Servicer; Indemnities. . . . . . . . . . . . 35
 SECTION 8.3   Limitation on Liability of Servicer and Others. . . . . . 36
 SECTION 8.4   Resignations. . . . . . . . . . . . . . . . . . . . . . . 37

                                ARTICLE IX

                             Service Defaults

 SECTION 9.1   Service Defaults. . . . . . . . . . . . . . . . . . . . . 37
 SECTION 9.2   Administrative Agent to Act; Appointment of Successor
                  Servicer . . . . . . . . . . . . . . . . . . . . . . . 39
 SECTION 9.3   Effect of Servicing Transfer. . . . . . . . . . . . . . . 40
 SECTION 9.4   Notification to Certificateholders. . . . . . . . . . . . 40

                                 ARTICLE X

                                Termination

 SECTION 10.1  Termination of this Short Term Retail PSA . . . . . . . . 40
 SECTION 10.2  Repurchases of Pooled Property. . . . . . . . . . . . . . 41
 SECTION 10.3  Sale of Pooled Property . . . . . . . . . . . . . . . . . 42

                                ARTICLE XI

                               Miscellaneous

 SECTION 11.1  Protection of Rights in Pooled Property . . . . . . . . . 43
 SECTION 11.2  Limitation on Rights of Certificateholders. . . . . . . . 44
 SECTION 11.3  Increased Costs . . . . . . . . . . . . . . . . . . . . . 44
 SECTION 11.4  Payment of Expenses; Indemnity. . . . . . . . . . . . . . 49
 SECTION 11.5  GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . 49
 SECTION 11.6  Notices . . . . . . . . . . . . . . . . . . . . . . . . . 49
 SECTION 11.7  Severability of Provisions. . . . . . . . . . . . . . . . 49
 SECTION 11.8  Intention of Parties. . . . . . . . . . . . . . . . . . . 49
 SECTION 11.9  Counterparts. . . . . . . . . . . . . . . . . . . . . . . 50
 SECTION 11.10 Survival of Representations and Warranties. . . . . . . . 50
 SECTION 11.11 No Petition . . . . . . . . . . . . . . . . . . . . . . . 51



                                  ANNEXES

Annex 1       Schedule of Definitions


                                 SCHEDULES

Schedule I    Standard Receivables
Schedule II   Fixed Value Receivables
Schedule III  Location of Receivable Files
Schedule IV   Lien Search and UCC Filing Jurisdictions
Schedule V    Consents


                                 EXHIBITS

Exhibit A     Form of Senior Certificate
Exhibit B     Form of Subordinated Certificate
Exhibit C     Form of Servicer's Certificate
Exhibit D     Form of Purchase Agreement
Exhibit E     Form of Closing Opinion
Exhibit F     Form of Assignment
Exhibit G     Form of Seller Subordinated Note
Exhibit H     Form of Additional Seller Supplement
Exhibit I     Form of Senior Certificate Supplement
Exhibit J     Form of Schedule of Anticipated Collections

          THIS SHORT TERM PARTICIPATION AND SERVICING AGREEMENT dated as of May 23, 1994 among CHRYSLER CREDIT CORPORATION, a Delaware corporation ("CCC"), the banks and other financial institutions parties hereto from time to time (the "Purchasers"), AMERICAN AUTO RECEIVABLES COMPANY, a Delaware corporation (the "Initial Seller"), each special purpose subsidiary of CFC from time to time party hereto in its capacity as seller of undivided interests in Receivables represented by Senior Certificates (each, including the Initial Seller, in such capacity, a "Seller") and CHEMICAL BANK, a New York banking corporation ("Chemical"), as agent for the Purchasers (in such capacity, the "Agent") and as administrative agent for the Purchasers and the Seller as the holder of the Subordinated Certificate referred to below (in such capacity, the "Administrative Agent").

          In consideration of the premises and of the mutual agreements herein contained, and other good and valuable consideration, the receipt of which is acknowledged, the parties hereto, intending to be legally bound, agree as follows:


                                   ARTICLE I

                                  Definitions

          SECTION 1.1 Definitions. Except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings specified in the Schedule of Definitions annexed hereto as Annex 1.

          SECTION 1.2 Usage of Terms. With respect to all terms used in this Short Term Retail PSA, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Short Term Retail PSA; references to Persons include their permitted successors and assigns; and the terms "include" or "including" mean "include without limitation" or "including without limitation."

          SECTION 1.3 Calculations. All calculations of the amount of interest accrued on the Certificates during any Collection Period shall be made, in the case of interest accruing at the LIBO Rate, on the basis of a 360-day year for the actual days elapsed and, in the case of interest accruing at the Base Rate, on the basis of a 365/6 day year for the actual days elapsed. Interest on the Certificates distributable on a Distribution Date shall accrue for the Accrual Period to which such Distribution Date relates.

          SECTION 1.4 References. All references to the Record Date prior to the first Record Date following the initial Purchase shall be to the initial Transfer Date. All references to the last day of a Collection Period shall refer to the close of business on such day. All references herein to the close of business shall mean the close of business, New York City time. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Short Term Retail PSA shall refer to this Short Term Retail PSA as a whole and not to any particular provision of this Short Term Retail PSA, and Section, Schedule and Exhibit references are to this Short Term Retail PSA unless otherwise specified.


                                   ARTICLE II

               Purchase and Sale of Certificates; Pooled Property

          SECTION 2.1 Agreement to Purchase Receivables. (a) Subject to the terms and conditions set forth herein, on any date during the period from the Effective Date to the earlier of the Short Term Commitment Termination Date and the Retail Commitment Termination Date, each Purchaser severally agrees to purchase on each Transfer Date (each such purchase, a "Purchase") for a purchase price equal to the product of such Purchaser's Commitment Percentage and the Purchase Price of the Receivables being transferred on such date, an undivided participating interest in the following, and the Active Seller does hereby agree to sell, transfer, assign, set over and otherwise convey to the Purchasers an undivided participating interest in the following on the related Transfer Date (subject to the obligations herein):

          (i) all right, title and interest of the Seller in and to the Receivables Group, and all moneys due thereon, after the related Cutoff Date, in the case of Precomputed Receivables, and all moneys received thereon, after the related Cutoff Date, in the case of Simple Interest Receivables;

         (ii) the interest of the Seller in the security interests granted by Obligors in the Financed Vehicles included in the Receivables Group and any other interest of the Seller in such Financed Vehicles;

        (iii) the interest of the Seller in any proceeds with respect to the Receivables Group from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors;

         (iv) the interest of the Seller in any proceeds with respect to the Receivables Group from recourse to the Dealers thereon with respect to which the Servicer has determined in accordance with its customary servicing procedures that eventual payment in full is unlikely;

          (v) on the initial Transfer Date with respect to such Seller, all right, title and interest of such Seller in and to the Purchase Agreement, including the right of the Seller to cause CFC to repurchase Standard Receivables or Fixed Value Receivables from the Seller under certain circumstances;

         (vi) on the initial Transfer Date with respect to such Seller, all right, title and interest of such Seller in all funds on deposit from time to time in the Trust Accounts, including the Reserve Account Deposit, and in all investments and proceeds thereof (including all income thereon); and

        (vii)  the proceeds of any and all of the foregoing.

          (b)  The Purchasers shall not make any Purchase on any Transfer
Date if:

          (i)  the related Purchase Price is less than $50,000,000; or

         (ii) after giving effect to the Purchase, the Aggregate Invested Amount would exceed the Aggregate Commitment (determined as of the date notice of such Purchase is given).

          SECTION 2.2 Conveyance of Fixed Value Payments. Promptly following the transfer to the Purchasers of the Receivables Group on each Transfer Date, each Purchaser shall, severally and without further action, sell, transfer, assign, set over and otherwise convey to the Seller, effective as of the related Transfer Date, without recourse, representation or warranty, all the right, title and interest of such Purchaser in and to the Fixed Value Payments, all monies due and to become due and all amounts received with respect thereto and all proceeds thereof, subject to Section 5.3(b).

          SECTION 2.3 Addition of Sellers. Subject to the terms and conditions hereof, from time to time a special purpose subsidiary of CFC may become an additional Seller party hereto by executing an Additional Seller Supplement. From and after the Seller Addition Date with respect to each additional Seller through but excluding the next succeeding Seller Addition Date, all Purchases shall be made with the Active Seller.

          SECTION 2.4 Warranties as to Each Receivable. On each Transfer Date, the Active Seller hereby makes the following warranties as to each Receivable and the Related Property transferred on such date, on which the Agent, the Administrative Agent and each Purchaser shall rely in accepting such Receivable and such Related Property transferred on such date.

            (a) Individual Characteristics of the Receivables. Each Receivable and, where applicable, the related Contract (i) has been originated in the United States of America by a Dealer in a retail sale of a Financed Vehicle in the ordinary course of such Dealer's business, has been fully and properly executed by the parties thereto, has been validly assigned to CCC by such Dealer and by CCC to CFC and has been purchased by, and validly assigned to, the Active Seller from CFC and has been validly sold, transferred and assigned by the Active Seller to the Purchasers in accordance with its terms and the terms of the Purchase Agreement and this Short Term Retail PSA, (ii) is secured by a perfected, valid, subsisting and enforceable first priority security interest in favor of CCC in the related Financed Vehicle, which security interest is assignable, and has been so assigned, by CCC to CFC, by CFC to the Active Seller and by the Active Seller to the Administrative Agent for the benefit of the Purchasers,
     (iii) contains customary and enforceable provisions such that the rights and remedies of the holder of such security interest are adequate for realization against the collateral of the benefits of the security, (iv) provides for level monthly payments which fully amortize the Amount Financed over the original term (except for the last payment of any Fixed Value Receivable) and provides for interest at the related APR set forth in such related Contract and (v) has a next Scheduled Payment not more than one month after the related Cutoff Date.

          (b) Schedule of Contracts; Calculations. The information set forth in the supplements to Schedules I and II setting forth the Standard Receivables and Fixed Value Receivables transferred by the Active Seller on such date is true and correct as of the close of business on the related Cutoff Date. The Principal Balance of each Receivable has been accurately and correctly calculated.

          (c) Compliance with Law. Each Contract with respect to any Receivable and the sale of the related Financed Vehicle complied at the time it was originated or made, and complies as of the date such warranty is made, in all material respects with all requirements of applicable federal, state, and local laws, and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, Federal Reserve Board Regulations B, AA and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Act and of the Uniform Consumer Credit Code, and any other consumer credit, equal opportunity and disclosure laws.

          (d) Binding Obligation. Each Contract with respect to any Receivable constitutes the genuine, legal, valid, and binding payment obligation in writing of the Obligor, enforceable in accordance with its terms.

          (e) Contracts in Force. No Contract with respect to any Receivable has been satisfied, subordinated, or rescinded, and the Financed Vehicle has not been released from the Lien granted by such Contract in whole or in part.

          (f) No Amendment or Waiver. No provision of any Contract with respect to any Receivable has been amended, waived, altered or modified in any respect, except pursuant to a document, instrument or written notation included in the Receivable File and no such amendment or waiver causes such Contract not to conform to the other warranties contained in this Section.

          (g) No Defenses. No Contract with respect to any Receivable is subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of such Contract, or the exercise of any right thereunder, will not render such Contract unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.

          (h) No Liens. There are no liens or claims, including liens for work, labor or materials relating to, or the storage of, the Financed Vehicle, that are liens prior or equal to, the Lien granted by the Contract with respect to any Receivable.

          (i) No Default. Except for delinquent payments of not more than 90 days on any Contract, (i) no default, breach, violation, or event permitting acceleration under the terms of a Contract with respect to any Receivable exists, (ii) no continuing condition that with notice or lapse of time, or both, would constitute a default, breach, violation, or event permitting acceleration under the terms of a Contract with respect to any Receivable has arisen and (iii) the Active Seller has not waived any of the foregoing.

          (j) Insurance. As of the execution of the Contract with respect to any Receivable, a physical damage insurance policy covering the Financed Vehicle securing such Receivable was in full force and effect, in accordance with the Servicer's customary servicing procedures.

          (k) Valid Transfer. No Receivable has been sold, assigned, pledged or otherwise conveyed by the Active Seller to any Person other than the Purchasers pursuant hereto, and, immediately prior to the transfer and assignment herein contemplated, the Active Seller had good title to each Receivable free and clear of any Lien or other right or interest of any other Person, was the sole owner thereof and had full right and power to transfer and assign such Receivable to the Purchasers. This Short Term Retail PSA constitutes a valid sale, transfer and assignment to the Purchasers of all right, title and interest of the Active Seller in and to the Receivables and all proceeds (as defined in the UCC in effect in the State of New York) thereof (other than the right, title and interest thereof which will be retained by the Active Seller and evidenced by the Subordinated Certificate), free and clear of any Lien or other right or interest of any other Person.

          (l) Lawful Assignment. No Receivable has been originated in or is subject to the laws of any jurisdiction under which the sale, transfer and assignment of such Receivable hereunder, or pursuant to any issuance or transfer of the Senior Certificates, is unlawful, void, or voidable.

          (m) All Filings Made. All filings, including UCC filings, necessary in any jurisdiction to give the Administrative Agent for the benefit of the Purchasers a first priority perfected ownership interest in each Receivable and the Related Property have been made and Schedule IV sets forth the only locations where UCC filings are to be made to give such a first priority perfected ownership interest.

          (n) Valid Security Interest. On such Transfer Date, there shall exist a valid, subsisting and enforceable first priority perfected security interest in the Financed Vehicle securing the Receivable related to such Financed Vehicle (subject to any statutory lien arising by operation of law after such date which is prior to such security interest) and, at such time as enforcement of such security interest is sought, there shall exist a valid, subsisting and enforceable first priority perfected security interest in the Financed Vehicle in favor of the Administrative Agent for the benefit of the Purchasers (subject to any statutory lien arising by operation of law after such date which is prior to such interest).

          (o) Capacity of Parties. All parties to each Contract with respect to any Receivable had capacity to execute such Contract.

          (p) Obligations; No Impairment. Each of the Active Seller, CCC, CFC and the Dealer party to a Contract with respect to any Receivable has duly fulfilled all obligations on its part to be fulfilled under, or in connection with, such Contract and has done nothing to impair the rights of the Agent, the Administrative Agent or any Purchaser in such Contract or the proceeds thereof.

          (q) No Fraud or Misrepresentation. No Contract with respect to any Receivable was originated by a Dealer and sold by such Dealer to CCC, by CCC to CFC, and by CFC to the Active Seller with any conduct constituting fraud or misrepresentation on the part of such Person.

          (r) Possession; One Original. For each Contract with respect to any Receivable, there is only one original executed Contract, which on such date will, together with the related Receivable File, be conveyed hereunder by the Active Seller to the Purchasers and, pursuant to this Short Term Retail PSA, will be held by the Servicer as bailee of the Administrative Agent and the Purchasers. No other custodial agreements are in effect other than as contemplated by the Purchase Agreement.

          (s) Bulk Transfer Laws. The transfer, assignment and conveyance of each Receivable and the related Receivable File by the Active Seller pursuant to this Short Term Retail PSA is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

          SECTION 2.5 Warranties as to the Receivables in the Aggregate and Actions of the Seller. On each Transfer Date, the Active Seller warrants that:

          (a) Aggregate Principal Balance. The aggregate Principal Balance of the Receivables Group transferred on such date is accurately set forth in the related Assignment. The information set forth in the Schedule of Anticipated Collections with respect to the Receivables Group transferred on such date is true and accurate as of the close of business on the related Cutoff Date.

          (b) Additional Characteristics of the Receivables. The Contracts with respect to any Receivable being transferred on such date have the following characteristics: (i) each Contract had an original maturity of not more than 73 months and a remaining maturity of not more than 65 months; (ii) the final scheduled payment date on each Contract is no later than the Scheduled Maturity Date; (iii) each Contract had a remaining gross balance of not less than $1,000; (iv) no Contract was more than 90 days past due as of the related Cutoff Date; (v) no Financed Vehicle had been repossessed, without reinstatement of the related Contract, as of the related Cutoff Date;
     (vi) no Obligor on any Contract was the subject of a bankruptcy proceeding as of the related Cutoff Date; (vii) the Obligor on each Contract is not the United States of America or any State or any agency, department or instrumentality of any of the foregoing; (viii) each Contract is covered by insurance in accordance with CCC's customary servicing procedures; and (ix) with respect to the Receivables Group transferred on such date, the aggregate Principal Balance of the Receivables with respect to such Receivables Group which are financed at CCC's used vehicle rate is not more than 50% of the aggregate Principal Balance of all the Receivables with respect to such Receivables Group.

          (c) Selection Criteria. The Receivables purchased from CFC were selected from among the receivables in CFC's portfolio that met the criteria set forth in Sections 2.4 and 2.5(b) utilizing selection procedures that were not adverse to the Purchasers.

          (d) Computer Tape. The Computer Tape as prepared by the Servicer and made available by the Seller on such date was complete and accurate as of the related Cutoff Date and includes a description of the same Receivables that are described in the supplements to Schedules I and II, as delivered by the Active Seller by such date.

          (e) Marking Records. By such Transfer Date, the Active Seller has caused the Servicer to mark clearly and unambiguously the portions of any electronic ledger relating to the Receivables transferred on such date to show that such Receivables constitute part of the Pooled Property and are owned by the Certificateholders in accordance with the terms of this Short Term Retail PSA.

          (f) Receivable File. Each document or instrument described in paragraphs (a) through (d) of Section 2.7 as part of a Receivable File is contained in each such Receivable File on such date.

          (g) No Assignment. The Active Seller has not taken any action to convey any right to any Person that would result in such Person having a right to payments received under the Insurance Policies or payments due in respect of the Receivables transferred on such date.

          SECTION 2.6 Repurchase Upon Breach. Each Seller and the Servicer shall inform each such other Person and each of the Agent and the Administrative Agent promptly in writing upon the discovery of any breach by such Seller of the warranties made by such Seller pursuant to Sections
2.4 or 2.5 and the Administrative Agent shall promptly transmit a copy of such writing to the Purchasers. Unless the breach shall have been cured by the second Determination Date immediately succeeding the date on which such Seller becomes aware of, or is informed in writing of, such breach, such Seller shall repurchase any Receivable materially and adversely affected by any such breach as of such Determination Date; provided that in the event of a breach with respect to any Receivable of a warranty made by such Seller pursuant to Sections 2.4(h), 2.4(k) or 2.4(n), such Seller shall repurchase such Receivable on the next succeeding Determination Date, but only to the extent that it has become aware of or been informed in writing of such breach by such time. In consideration of the repurchase of a Receivable hereunder, the related Seller shall remit the Repurchase Amount of such Receivable, no later than the close of business on the date determined according to the preceding sentence and in the manner specified in Section 5.5. Except with respect to the representation and warranty set forth in Section 2.4(c), the sole remedy of the Agent, the Administrative Agent or any Purchaser with respect to a breach of the warranties made by any Seller pursuant to Sections 2.4 or 2.5 shall be to require such Seller to repurchase Receivables pursuant to this Section 2.6.

          SECTION 2.7 Custody of Receivable Files. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Administrative Agent, the Agent and each Certificateholder, upon such Person's execution and delivery of this Short Term Retail PSA, revocably appoints the Servicer as agent, and the Servicer as agent for each such Person accepts such appointment, to act as custodian on behalf of each such Person of the following documents or instruments with respect to the Receivables transferred on any Transfer Date (collectively, a "Receivable File"), which will as of such Transfer Date be constructively delivered to the Administrative Agent on behalf of the Certificateholders:

          (a)  the original Contracts in respect of the Standard
     Receivables and Fixed Value Receivables transferred on such date;

          (b) the original credit applications, in respect of such Receivables, fully executed by the respective Obligors;

          (c) the original certificates of title or such documents that CCC or CFC shall keep on file, in accordance with its customary procedures, evidencing the security interest of CFC in the Financed Vehicles which secure such Receivables; and

          (d) any and all other documents that CCC or the Active Seller shall keep on file, in accordance with its customary procedures, relating to the Standard Receivables or Fixed Value Receivables, the Obligors or the Financed Vehicles.

          Neither the Agent nor the Administrative Agent shall be obligated to review any Receivable File to determine that each item referred to in this Section 2.7 is contained therein.

          SECTION 2.8 Duties of Servicer as Custodian. (a) Safekeeping. The Servicer, in its capacity as custodian, shall hold the Receivable Files on behalf of the Administrative Agent for the benefit of all present and future Certificateholders, and maintain such accurate and complete accounts, records, and computer systems pertaining to each Receivable as shall enable the Servicer, the Agent and the Administrative Agent to comply with the terms and provisions of this Short Term Retail PSA applicable to it. In performing its duties as custodian hereunder, the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to all comparable automotive receivables that the Servicer services for itself or others. The Servicer shall conduct, or cause to be conducted, periodic audits of the Receivable Files held by it under this Short Term Retail PSA and of the related accounts, records and computer systems, in such a manner as shall enable the Administrative Agent to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Administrative Agent any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Administrative Agent or the Agent of the Receivable Files.

          (b) Maintenance of and Access to Records. The Servicer shall maintain each Receivable File at one of its offices specified in Schedule 3 to this Short Term Retail PSA or at such other office as shall be specified to the Administrative Agent and the Agent by written notice, which notice shall state any change in such location and shall be received on or prior to the date on which such location is changed. The Servicer shall make available to the Administrative Agent and the Agent or their respective duly authorized representatives, attorneys or auditors a list of locations of the Receivable Files and the related accounts, records and computer systems maintained by the Servicer at such times as the Administrative Agent or the Agent shall instruct.

          (c) Release of Documents. Upon written instructions from the Administrative Agent, the Servicer shall release any Receivable File to the Administrative Agent or its respective agents or designees at such place or places as the Administrative Agent may designate, as soon thereafter as is practicable.

          (d) Title to Receivables. The Servicer agrees that, in respect of any Receivable held by the Servicer as custodian hereunder, the Servicer will not at any time have or in any way attempt to assert any interest in such Receivable or the related Receivable File, except that the Servicer may assert an interest in such Receivable solely for the purpose of collecting or enforcing the Receivable for the benefit of the Administrative Agent and the Certificateholders. The entire equitable interest in such Receivable and the related Receivable File shall at all times be vested in the Certificateholders.

          SECTION 2.9 Instructions; Authority to Act. The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by an assistant vice president or vice president of the Administrative Agent.

          SECTION 2.10 Custodian's Indemnification. The Servicer, in its capacity as custodian, shall indemnify and hold harmless the Agent, the Administrative Agent and each Purchaser from and against any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses of any kind whatsoever (including, without limitation, fees and expenses of counsel and expenses of litigation) that may be imposed on, incurred, or asserted against such Person as the result of any act or omission by the Servicer relating to the maintenance and custody of the Receivable Files; provided that the Servicer shall not be liable to any Person hereunder to the extent, but only the extent, that such liabilities, obligations, losses, compensatory damages, payments, costs or expenses result from the willful misfeasance, bad faith, or gross negligence of such Person.

          SECTION 2.11 Effective Period and Termination. The Servicer's appointment as custodian shall be deemed to be effective as of the initial Cutoff Date and shall continue in full force and effect until terminated pursuant to this Section 2.11. If CCC shall resign as Servicer under
Section 8.4 or if all of the rights and obligations of CCC, as Servicer, shall have been terminated under Section 9.1, the appointment of the Servicer as custodian hereunder shall be deemed terminated by the Administrative Agent and the Certificateholders on the effective date of such resignation or termination pursuant to Sections 8.4 or 9.1, respectively. As soon as practicable after any such termination, the Servicer shall deliver or cause to be delivered the Receivable Files to the Administrative Agent or its agent or designee at such place or places as the Administrative Agent shall designate.


                                  ARTICLE III

                              Conditions Precedent

          SECTION 3.1 Conditions Precedent to the Effectiveness of this Short Term Retail PSA. This Short Term Retail PSA shall become effective on the date (the "Effective Date") that the Agent shall have received the following:

          (a) (i) This Short Term Retail PSA, duly executed and delivered by the Initial Seller, the Servicer, the Administrative Agent and the Agent and (ii) from each of the Persons listed on Schedule I to the Short Term RPA, an executed Addendum;

          (b) (i) For each Purchaser, a Senior Certificate conforming to the requirements hereof and (ii) for the Initial Seller, a Subordinated Certificate, in each case duly executed by the Initial Seller;

          (c) A copy of the Purchase Agreement between CFC and the Initial Seller, duly executed and delivered by CFC and the Initial Seller;

          (d) Copies of any certificates and opinions of counsel, in each case also addressed to the Agent, the Administrative Agent and the Purchasers, delivered under the Purchase Agreement;

          (e) A certificate of a Responsible Officer of the Initial Seller stating that the Purchase Agreement is in full force and effect and all conditions precedent set forth therein have been satisfied (other than any condition requiring that this Short Term Retail PSA be in full force and effect);

          (f) A certificate of the Secretary or an Assistant Secretary of each of the Initial Seller, CFC and the Servicer certifying the names and true signatures of the officers authorized on its behalf to sign this Short Term Retail PSA, the Certificates (in the case of the Initial Seller) and the other documents to be delivered by such Person hereunder;

          (g) A certificate of a Responsible Officer of the Initial Seller stating that (i) duly executed proper UCC financing statements (Form UCC-1), naming the Initial Seller as the seller with respect to the Pooled Property and the Administrative Agent as the buyer with respect thereto, have been properly filed in the appropriate filing offices in the jurisdictions listed on Schedule IV or (ii) other similar instruments or documents as may be necessary or in the opinion of the Agent and its counsel desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the ownership interests in the Pooled Property have been so filed;

          (h)  A certificate of a Responsible Officer of CFC stating that
     (i) duly executed proper UCC financing statements (Form UCC-1), naming
     (A) each Dealer as the seller and CCC as the buyer, (B) CCC as the seller and CFC as the buyer and (C) CFC as the seller and the Initial Seller as the buyer, in each case with respect to the Receivables and the other Transferred Property transferred (or to be transferred) under and as defined in the Purchase Agreement, have been properly filed in the appropriate filing offices in the jurisdictions listed on
     Schedule 3 thereto or (ii) other similar instruments or documents as may be necessary or in the opinion of the Agent desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the ownership interests in the Receivables and such other Transferred Property have been so filed; and

          (i) Results of a recent Lien, tax and judgment search from (1) the jurisdictions listed on Schedule IV conducted by counsel to the Initial Seller with respect to the Pooled Property and (2) the jurisdictions listed on Schedule 3 to the Purchase Agreement conducted by counsel to CFC with respect to the Transferred Property, each of which shall reveal no Liens or other encumbrances on the Pooled Property or the Transferred Property, as the case may be.

          (j) An Opinion of counsel to CFC, the Initial Seller and the Servicer, addressed to the Agent, the Administrative Agent and each Purchaser and substantially in the appropriate forms of Exhibit E hereto and as to such other matters as the Agent or the Purchasers may reasonably request.

          (k) A certificate of a Responsible Officer of CFC and CCC stating that the transfer of motor vehicle retail installment sales contracts and the other property transferred under the CFC-CCC Agreement (i) have been appropriately recorded on the books and records of each of CCC and CFC and (ii) have been made in accordance with the terms and conditions of the CFC-CCC Agreement.

          SECTION 3.2 Conditions Precedent to Addition of a Seller. A special purpose subsidiary of CFC shall become the Active Seller on the date (with respect to such Active Seller, the "Seller Addition Date") that the Agent shall have received the following:

          (a) An Additional Seller Supplement, duly executed and delivered by the Servicer, such Active Seller, the previous Sellers, the Agent and the Administrative Agent;

          (b) A Senior Certificate Supplement to each Senior Certificate, duly executed and delivered by such Active Seller;

          (c) A copy of a supplement to the Purchase Agreement, substantially in the form of Exhibit B thereto, duly executed and delivered by CFC and such Active Seller;

          (d) A copy of the resolutions adopted by the Board of Directors of each of CFC, CCC, such Active Seller and the previous Sellers authorizing the execution and delivery of the Additional Seller Supplement (and, in the case of such Active Seller, each Senior Certificate Supplement) and any other documents to be delivered by such Person hereunder, the performance of this Short Term Retail PSA as supplemented by the Additional Seller Supplement and the transactions contemplated hereby, including, in the case of such Active Seller, the transfer of a first priority perfected ownership interest, in favor of the Administrative Agent for the benefit of the Purchasers, in the Receivables Group transferred on such date, certified by the Secretary or Assistant Secretary of such Person;

          (e) An updated Schedule IV and a certificate of such Active Seller that (i) duly executed proper UCC financing statements (Form UCC-1), naming such Active Seller as the seller with respect to the Pooled Property and the Administrative Agent as the buyer with respect thereto, have been properly filed in the appropriate filing offices in all appropriate jurisdictions listed on Schedule IV or (ii) other similar instruments or documents as may be necessary or in the opinion of the Agent and its counsel desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the ownership interests in the Pooled Property have been so filed;

          (f) A certificate of CFC that (i) duly executed proper UCC financing statements (Form UCC-1), naming (A) each Dealer as the seller and CCC as the buyer, (B) CCC as the seller and CFC as the buyer and (C) CFC as the seller and such Active Seller as the buyer, in each case with respect to the Receivables and the other Transferred Property transferred under and as defined in the Purchase Agreement as supplemented, have been properly filed in the appropriate filing offices in the jurisdictions listed on Schedule 3 thereto or (ii) other similar instruments or documents as may be necessary or in the opinion of the Agent desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the ownership interests in the Receivables and such other Transferred Property have been so filed;

          (g) Results of a recent Lien, tax and judgment search from (1) the jurisdictions in which UCC financing statements are filed pursuant to clause (e) above conducted by counsel to such Active Seller with respect to the Pooled Property and (2) the jurisdictions listed on
     Schedule 3 to the Purchase Agreement conducted by counsel to CFC with respect to the Transferred Property, each of which shall reveal no Liens or other encumbrances on the Pooled Property or the Transferred Property, as the case may be;

          (h) From each of such Active Seller, the Servicer and CFC, an Officer's Certificate of such Person certifying that the representations and warranties made by such Person in this Short Term Retail PSA and any other agreements delivered by such Person in connection herewith are true and correct on and as of such Seller Addition Date as though made on and as of such date;

          (i) An Opinion of counsel to CFC, such Active Seller and the Servicer, addressed to the Agent, the Administrative Agent and each Purchaser and substantially in the appropriate forms of Exhibit E hereto and as to such other matters as the Agent or the Purchasers may reasonably request.

          SECTION 3.3 Conditions Precedent to Transfer of Receivables. The agreement of the Purchasers to make a Purchase on any Transfer Date (including, without limitation, the initial Transfer Date) is subject to the condition that the Agent shall have received the following on or prior to such Transfer Date:

          (a)  An Addition Notice;

          (b) A written assignment, duly executed and delivered by the Active Seller, in substantially the form of Exhibit F (the
     "Assignment"), which shall include supplements to Schedules I or II, as applicable, listing the Receivables transferred on such date;

          (c) A certificate of a Responsible Officer of the Active Seller stating that pursuant to Section 5.2, the Active Seller has deposited in the Collection Account all collections in respect of the Receivables transferred on such date;

          (d) A certificate of a Responsible Officer of the Seller stating that as of such Transfer Date, neither CFC nor the Active Seller is insolvent nor will either of them be made insolvent by such transfer nor is any of them aware of any pending insolvency;

          (e) A certificate of a Responsible Officer of the Active Seller stating that the Active Seller has taken actions required to maintain the first priority perfected ownership interest of the Purchasers in the Pooled Property;

          (f) A certificate of a Responsible Officer of the Active Seller stating that no selection procedures believed by the Active Seller to be adverse to the interests of the Purchasers have been utilized in selecting the Receivables transferred on such date;

          (g) A certificate of a Responsible Officer of the Active Seller stating that no Receivables transferred on such date consist of Standard Receivables or Fixed Value Receivables originated in the State of Pennsylvania, unless the Agent shall have received a favorable Opinion of Counsel, in form and substance satisfactory to the Agent with respect to the application of the Pennsylvania Motor Vehicle Sale Finance Act to such Receivables and such other related matters as may be appropriate in connection therewith;

          (h) A certificate of a Responsible Officer of the Active Seller stating that the Active Seller has caused the Servicer to mark the electronic ledger in accordance with Section 2.5(e);

          (i) From each of the Active Seller and the Servicer an Officer's Certificate that the following statements with respect to such Person are true and correct:

               (i) The representations and warranties made by such Person in this Short Term Retail PSA and any other agreements delivered by such Person in connection herewith are true and correct on and as of such Transfer Date as though made on and as of such date, and

              (ii) The information set forth in each document delivered by or on behalf of such Person describing the Receivables Group transferred on such date, including, without limitation, the information set forth on the Schedule of Anticipated Collections with respect to such Receivables Group, is true and correct, which Schedule shall be attached to such certificate;

          (j) A certificate of a Responsible Officer of the Active Seller stating that the Active Seller has deposited into the Reserve Account, in immediately available funds, the difference, if any, between the Minimum Reserve Account Balance (after giving effect to the
     Receivables transferred on such date) and the Specified Reserve Account Balance;

          (k) Payment of any fees required to be paid to the Agent, the Administrative Agent or the Purchasers on such Transfer Date;

          (l) A certificate of a Responsible Officer of the Active Seller stating that (i) the Short Term RPA is in full force and effect and all conditions precedent set forth therein with respect to such Purchase have been satisfied (other than any condition requiring that the conditions precedent set forth in this Short Term Retail PSA be satisfied) and (ii) the Purchase Agreement is in full force and effect and all conditions precedent set forth therein with respect to such Purchase have been satisfied (other than any condition requiring that the conditions precedent set forth in this Short Term Retail PSA be satisfied);

          (m) If the APR Increment of the Receivables Group transferred on such Transfer Date is greater than zero, a certificate of a Responsible Officer of the Active Seller stating that the Active Seller has deposited the Yield Deposit with respect to such Receivables Group in the Yield Account; and

          (n) A copy of the Interest Rate Cap Agreement transferred as part of the Pooled Property on such date, which Interest Rate Cap Agreement (i) shall have an amortizing notional amount equal to the product of (X) one minus the Subordinated Percentage times (Y) the amortizing Principal Balance of the Receivables transferred on such date, as set forth on the Schedule of Anticipated Collections delivered on such date and (ii) shall have a cap strike price at or below (A) if the Active Seller shall have made a Yield Deposit in the Yield Account on such Transfer Date, the Adjusted Weighted Average APR of the Receivables transferred on such Transfer Date or (B) otherwise, the weighted average APR of the Receivables transferred on such Transfer Date.


                                   ARTICLE IV

              Administration and Servicing of the Pooled Property

          SECTION 4.1 Duties of Servicer; Delegations. (a) The Seller, the Administrative Agent, the Agent and each Purchaser hereby revocably appoints CCC as Servicer for the Receivables and the Related Property and CCC hereby accepts such appointment. The Servicer, as agent for the Administrative Agent, the Agent and the Certificateholders, shall manage, service, administer and make collections on the Receivables (other than Repurchased Receivables) with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable automotive receivables that it services for itself or others. The Servicer's duties shall include collection and posting of all payments, responding to inquiries of Obligors on such Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, accounting for collections, furnishing monthly and annual statements to the Administrative Agent, the Agent and the Certificateholders and making Advances pursuant to Section 5.4. Subject to the provisions of Section 4.2, the Servicer shall follow its customary standards, policies and procedures in performing its duties as Servicer. Without limiting the generality of the foregoing, the Servicer is authorized and empowered to execute and deliver, on behalf of itself, the Administrative Agent, the Agent and the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables or to the Financed Vehicles securing such Receivables. If the Servicer shall commence a legal proceeding to enforce a Receivable, the Certificateholders (in the case of a Receivable other than a Repurchased Receivable) shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Receivable the Required Purchasers shall, on behalf of the Certificateholders and at the Servicer's expense, take steps to enforce such Receivable, including bringing suit in the name of the Servicer, the Seller, the Administrative Agent, the Agent or the Certificateholders. Each of the Agent, the Administrative Agent and the Certificateholders shall upon the written request of the Servicer furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

          (b) In the event of any delegation of servicing authority or the appointment of any subservicer by the Servicer, and notwithstanding the provisions of any agreement permitting such subservicing or delegation, the Servicer shall remain obligated and liable to the Administrative Agent, the Agent and the Certificateholders for the servicing and administering of the Receivables and the Related Property in accordance with the provisions of this Short Term Retail PSA without diminution of such obligation or liability by virtue of such subservicing or delegation agreements or arrangements or by virtue of indemnification from a subservicer, to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Receivables and the Related Property.

          SECTION 4.2 Collection and Allocation of Receivable Payments. The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable automotive receivables that it services for itself or others. The Servicer shall allocate collections between principal and interest in accordance with the customary servicing procedures it follows with respect to all comparable automotive receivables that it services for itself or others. The Servicer may grant extensions, rebates or adjustments on a Standard Receivable or Fixed Value Receivable, which shall not, for the purposes of this Short Term Retail PSA, modify the original due dates or amounts of the Scheduled Payments on a Precomputed Receivable or the original due dates or amounts of the originally scheduled payments of interest on Simple Interest Receivables; provided, however, that if the Servicer extends the date for final payment by the Obligor of any Receivable beyond the Scheduled Maturity Date, it shall promptly repurchase the Receivable from the Purchasers in accordance with the terms of Section 4.7. The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the original course of servicing a Receivable. The Servicer shall not agree to any alteration of the interest rate on any Receivable or of the amount of any Scheduled Payment on Precomputed Receivables or the originally scheduled payments on Simple Interest Receivables.

          SECTION 4.3 Realization Upon Receivables. The Servicer, on behalf of the Administrative Agent and the Certificateholders, shall use its best efforts, consistent with its customary servicing procedures, to repossess or otherwise acquire the ownership of the Financed Vehicle securing any Receivable as to which the Servicer shall have determined eventual payment in full is unlikely. To realize upon such Receivables, the Servicer shall use such procedures as it follows with respect to all comparable automotive receivables that it services for itself or others, which may include reasonable efforts to realize upon any recourse to Dealers and selling the Financed Vehicle at public or private sale. The foregoing shall be subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession will increase the Liquidation Proceeds by an amount greater than the amount of such expenses.

          SECTION 4.4 Physical Damage Insurance. The Servicer shall, in accordance with its customary servicing procedures, require that each Obligor shall have obtained physical damage insurance covering the Financed Vehicle as of the execution of the Standard Receivable or the Fixed Value Receivable.

          SECTION 4.5 Maintenance of Security Interests in Financed Vehicles. The Servicer shall, in accordance with its customary servicing procedures, take such steps as are necessary to maintain perfection of the security interest created by each Standard Receivable and Fixed Value Receivable in the related Financed Vehicle. The Servicer is hereby authorized to take such steps as are necessary to re-perfect such security interest on behalf of the Administrative Agent and the Purchasers in the event of the relocation of a Financed Vehicle or for any other reason. If there has been a Service Default (or the occurrence of an event of the type described in Section 9.1(a)(vi) or (vii) with respect to the Active Seller if CCC is the Servicer), upon the request of the Required Purchasers, each of the Servicer and the Sellers, at their expense, shall promptly and duly execute and deliver such documents and instruments, and take such other actions as may be necessary, as evidenced by an Opinion of Counsel delivered to the Administrative Agent (addressed to the Administrative Agent, the Agent and each Purchaser), to perfect the Administrative Agent's interest in the Receivables and the Related Property against all other Persons, including, without limitation, the delivery of the Receivable Files to the Administrative Agent, its agent or its designee, the endorsement and delivery of the Insurance Policies or the notification of the insurers thereunder, the execution of transfer instruments and the endorsement to the Administrative Agent and the delivery of the certificates of title to the Financed Vehicles to the appropriate motor vehicle department (or other appropriate governmental agency).

          SECTION 4.6 Covenants of Servicer. The Servicer shall not (a) release the Financed Vehicle securing any Receivable from the security interest granted by such Receivable in whole or in part except in the event of payment in full by the Obligor thereunder or repossession, (b) impair the rights of the Certificateholders in such Receivables, (c) increase the number of scheduled payments due under a Standard Receivable or Fixed Value Receivable and (d) change in any material respect its current credit and collection policies (including, without limitation, its policy in respect of the timing of charging off Receivables as uncollectible) so as to have a material adverse effect on the Purchasers without the prior written consent of the Required Purchasers.

          SECTION 4.7 Purchase by Servicer Upon Breach. The Active Seller or the Servicer shall inform each such other Person and each of the Agent and the Administrative Agent promptly in writing upon the discovery of any breach by the Servicer of its covenants under Sections 4.2, 4.5 or 4.6, and the Administrative Agent shall give a copy of such writing to the Purchasers. Unless the breach shall have been cured by the second Determination Date immediately succeeding the date on which the Servicer becomes aware of, or is informed in writing of, such breach, the Servicer shall purchase any Receivable materially and adversely affected by any such breach as of such Determination Date; provided that in the event of a breach with respect to any Receivable of a covenant made by the Servicer pursuant to Section 4.6(a) or 4.6(c), the Servicer shall purchase such Receivable on the next succeeding Determination Date, but only to the extent that it has become aware of or been informed in writing of such breach by such time. If the Servicer takes any action pursuant to Section
4.2 that impairs the rights of the Certificateholders in any Receivable or as otherwise provided in Section 4.2, the Servicer shall purchase such Receivable. In consideration of the purchase of any such Receivable pursuant to either of the two preceding sentences, the Servicer shall remit the Repurchase Amount in the manner specified in Section 5.5. For purposes of this Section, the Repurchase Amount shall consist, in part, of a release by the Servicer of all rights of reimbursement with respect to Outstanding Precomputed Advances and Outstanding Simple Interest Advances on the Receivable. The sole remedy of the Agent, the Administrative Agent or the Certificateholders against the Servicer with respect to a breach pursuant to Sections 4.2, 4.5 or 4.6 shall be to require the Servicer to purchase Receivables pursuant to this Section.

          SECTION 4.8 Servicing Compensation; Servicer Expenses. (a) The Servicer shall be entitled to a fee (the "Servicing Fee") with respect to an Accrual Period which shall be an amount equal to the product of 1/12 of 1% and the Pool Balance on the first day of such Accrual Period. The Servicing Fee shall be payable to the Servicer monthly in arrears on each Distribution Date, but only to the extent that funds are available therefor in accordance with Section 5.6. The Servicer shall also be entitled to all late fees, prepayment charges, including, in the case of a Receivable that provides for payments according to the "Rule of 78s" and that is prepaid in full, the difference between the Principal Balance of such Receivable (plus accrued interest to the date of prepayment) and the principal balance of such Receivable computed according to the "Rule of 78s", and other administrative fees or similar charges allowed by applicable law with respect to Receivables, collected (from whatever source) on the Receivables.

          (b) The Servicer shall be required to pay all expenses incurred by or on behalf of it in connection with its activities hereunder (including (i) fees, disbursements and expenses of the Administrative Agent and the Agent (including fees and disbursements of counsel to the Administrative Agent and the Agent), any custodian appointed by the Administrative Agent and independent accountants), (ii) taxes imposed on the Servicer and (iii) expenses incurred in connection with distributions and reports to the Agent, the Administrative Agent and the Certificateholders) except expenses incurred in connection with realizing upon Receivables under Section 4.3.

          SECTION 4.9 Servicer's Certificate. On each Determination Date, the Servicer shall deliver to the Administrative Agent (which shall forward a copy thereof on the related Distribution Date to each Purchaser) an Officer's Certificate, substantially in the form of Exhibit C hereto (a "Servicer's Certificate"), containing all information necessary to make the distributions and deposits pursuant to Sections 5.6 and 5.7 (including, if required, withdrawals from or deposits to the Payahead Account and Advances by the Servicer pursuant to Section 5.4) for the Collection Period preceding the date of such Servicer's Certificate. Receivables to be purchased by the Servicer or to be repurchased by the Seller shall be identified by the Servicer by account number with respect to such Receivable (as specified in Schedules I or II). The Administrative Agent agrees to furnish the Servicer with information available to the Administrative Agent necessary to complete the Servicer's Certificate with respect to the Purchasers and amounts on deposit in the Certificate Account, the Reserve Account and the Yield Account. Delivery of the Servicer's Certificate shall constitute a representation and warranty by the Servicer that the information contained therein is accurate in all material respects on and as of such Determination Date.

          SECTION 4.10 Quarterly and Annual Statements as to Compliance; Notice of Service Default.

          (a) Within 60 days of the end of a calendar quarter ending on March 31st, June 30th and September 30th of any year, so long as the Senior Amount was greater than zero at any time during such calendar quarter, the Servicer shall deliver to the Agent, the Administrative Agent and each Purchaser of record on the Record Date preceding such required delivery date an Officer's Certificate, dated as of the last day of such calendar quarter, stating that (i) a review of the activities of the Servicer during the preceding calendar quarter and of its performance of its obligations under this Short Term Retail PSA has been made under such officer's supervision and (ii) to the best of such officer's knowledge, the Servicer has fulfilled all its obligations under this Short Term Retail PSA throughout such quarter, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

          (b) On or before April 30th of each year, so long as the Senior Amount was greater than zero at any time during such year, the Servicer shall deliver to the Agent, the Administrative Agent and each Purchaser of record on the Record Date preceding such required delivery date an Officer's Certificate, dated as of December 31 of the preceding year, stating that (i) a review of the activities of the Servicer during the preceding calendar year and of its performance of its obligations under this Short Term Retail PSA has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Short Term Retail PSA throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

          (c) Promptly upon having knowledge thereof, but in no event later than five days thereafter, the Servicer shall deliver to the Agent and the Administrative Agent, which shall promptly transmit a copy thereof to each Purchaser of record on the preceding Record Date, written notice in an Officer's Certificate of any event which constitutes or, with the giving of notice or lapse of time, or both, would constitute or become, a Service Default under Section 9.1.

          SECTION 4.11 Independent Certified Public Accountant's Reports. The Servicer shall cause a firm of independent certified public accountants acceptable to the Agent (who may also render other services to CFC, CCC and the Sellers) to deliver to the Agent and the Administrative Agent, which shall promptly transmit a copy thereof to each Purchaser of record on the preceding Record Date, on or before April 30 of each year, so long as the Senior Amount was greater than zero at any time during such year, a report addressed to the Board of Directors of the Servicer and to the Agent, the Administrative Agent and each such Purchaser with respect to the previous calendar year to the effect that such firm has examined the financial statements of CFC and issued its report thereon and that such examination
(a) was made in accordance with generally accepted auditing standards and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances;
(b) included tests relating to automotive loans serviced for others in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers (the "Program"), to the extent the procedures in such program are applicable to the servicing obligations set forth in this Short Term Retail PSA; and (c) except as described in the report, disclosed no exceptions or errors in the records relating to automobile and light truck loans serviced for others that, in the firm's opinion, paragraph four of such Program requires such firm to report.

          Such report will also indicate that the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

          SECTION 4.12 Access to Certain Documentation and Information Regarding Receivables; Required Purchaser's Right to Request an Audit. (a) The Servicer shall provide to the Certificateholders access to the Receivable Files in such cases where the Certificateholders shall be required by applicable statutes or regulations to review such documentation. Access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the respective offices of the Servicer. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.

          (b) The Administrative Agent may, at any time during the Servicer's normal business hours, and shall, at the written direction of the Required Purchasers, be allowed to audit, or to cause a third party to audit, the Receivable Files and any other documents or information related to the Receivables within the Servicer's possession (including, without limitation, access to any personnel of the Servicer who has responsibility with respect to the Receivables), which audit shall be for the expense of the Servicer.

          SECTION 4.13 Annual Opinion of Counsel. The Servicer shall deliver to the Agent and the Administrative Agent, which shall promptly transmit a copy thereof to each Purchaser of record on the preceding Record Date, by April 30 of each year, commencing with April 30, 1995, an Opinion of Counsel, dated as of such date and addressed to the Agent and the Administrative Agent and the Purchasers, stating that, in the opinion of the counsel, either (i) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of such Persons in the Pooled Property and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (ii) no such action is necessary to preserve and protect such interest.


                                   ARTICLE V

                                 Distributions

          SECTION 5.1 Establishment of Bank Accounts. (a) On or prior to the Effective Date the Administrative Agent shall establish with the Agent an account into which the Servicer shall deposit collections on account of the Receivables and the Related Property during each Collection Period (the "Collection Account"). The Collection Account shall be established and maintained as a segregated trust account in the corporate trust office of the Agent in the name of the Administrative Agent on behalf of the Purchasers. The Administrative Agent shall direct the Agent (or other Person where the Collection Account is then maintained) to invest funds on deposit in the Collection Account in Eligible Investments as from time to time are specified by the Administrative Agent which, in any case, shall mature not later than the next succeeding Deposit Date. All monies deposited in or credited to the Collection Account (including net investment earnings on Eligible Investments) shall be a part of the Pooled Property.

          (b) On or prior to the Effective Date the Administrative Agent shall establish with the Agent an account into which (i) the Servicer shall transfer collections on account of the Pooled Property on each Deposit Date, (ii) the Seller and the Servicer shall transfer collections on account of the Pooled Property and make deposits in respect of their obligations hereunder and (iii) the Administrative Agent shall deposit amounts withdrawn from the Reserve Account or the Yield Account pursuant hereto (the "Certificate Account"). The Certificate Account shall be established and maintained as a segregated trust account in the corporate trust department of the Agent in the name of the Administrative Agent on behalf of the Purchasers. Funds on deposit in the Certificate Account shall be invested by the Administrative Agent in Eligible Investments which mature not later than the next succeeding Deposit Date. All monies deposited in or credited to the Certificate Account (including net investment earnings on Eligible Investments) shall be a part of the Pooled Property.

          (c) On or prior to the Effective Date the Administrative Agent shall establish with the Agent an account into which Reallocated Payments and Reserve Account Deposits may be deposited (the "Reserve Account"). The Reserve Account shall be established and maintained as a segregated trust account in the corporate trust office of the Agent in the name of the Administrative Agent on behalf of the Purchasers. Funds on deposit in the Reserve Account shall be invested in Eligible Investments which mature not later than the next succeeding Deposit Date. All monies deposited in or credited to the Reserve Account (including net investment earnings on Eligible Investments) shall be part of the Pooled Property.

          (d) On or prior to the Effective Date the Administrative Agent shall establish with the Agent an account into which a Seller will, if the APR Increment is greater than zero with respect to any Transfer Date, deposit a Yield Deposit on such Transfer Date, which deposit will be used in calculating the Adjusted Weighted Average APR on such date (the "Yield Account"). The Yield Account shall be established and maintained as a segregated trust account in the corporate trust office of the Agent in the name of the Administrative Agent on behalf of the Purchasers. Funds on deposit in the Yield Account shall be invested in Eligible Investments which mature not later than the next succeeding Deposit Date. All monies deposited in or credited to the Yield Account (including net investment earnings on Eligible Investments) shall be part of the Pooled Property.

          (e) On or prior to the Effective Date, the Administrative Agent shall establish with the Agent an account into which the Servicer shall, in accordance with Section 5.3(a), deposit all Payaheads received in respect of Precomputed Receivables (the "Payahead Account"; collectively with the Collection Account, the Certificate Account, the Reserve Account and the Yield Account, the "Trust Accounts"). The Payahead Account shall be established and maintained as a segregated trust account in the corporate trust office of the Agent in the name of the Administrative Agent on behalf of the Purchasers. Funds on deposit in the Payahead Account shall be invested in Eligible Investments which mature not later than the next succeeding Deposit Date. All monies deposited in or credited to the Payahead Account (including net investment earnings on Eligible Investments) shall be part of the Pooled Property. If Chemical Bank ceases to be the Agent, each of the Trust Accounts shall promptly be established or maintained as a segregated trust account in the name of the Administrative Agent on behalf of the Purchasers in the corporate trust office of one or more Eligible Institutions.

          SECTION 5.2 Collections. The Servicer shall as promptly as practicable deposit into the Collection Account (but in no event later than two Business Days following the receipt thereof) all payments by or on behalf of the Obligors with respect to the Receivables (other than Repurchased Receivables and not including Fixed Value Payments) and all Liquidation Proceeds, both as collected during any Collection Period, provided, that, with the prior written consent of the Required Purchasers, so long as no Service Default is continuing and CCC remains the Servicer hereunder, the Servicer need not make such daily deposits but may make a single deposit into the Collection Account in same day funds not later than 12:00 noon, New York City time, on the Business Day immediately preceding the Distribution Date in a net amount equal to the amount which would have been on deposit with respect to the immediately preceding Collection Period in the Collection Account. Prior to 3:00 P.M., New York City time, on each Deposit Date, the Administrative Agent shall remit all such amounts to the Certificate Account. For purposes of this Article V the phrase "payments by or on behalf of Obligors" shall mean payments made with respect to the Receivables by persons other than the Servicer, the Sellers or CFC.

          SECTION 5.3 Application of Collections. (a) All collections for the Collection Period shall be applied by the Servicer as follows (in the following order of priority):

          (i) Repayments of Advances. With respect to each Receivable (other than a Repurchased Receivable), payments by or on behalf of the Obligor shall be applied, in the case of Precomputed Receivables, to reduce Outstanding Precomputed Advances as described in Section 5.4(a) and, in the case of Simple Interest Receivables, to reduce Outstanding Simple Interest Advances to the extent described in Section 5.4(b).

         (ii) Payments in Respect of Receivables. Any excess shall be applied, in the case of Precomputed Receivables, to the Scheduled Payment and, in the case of Simple Interest Receivables, to interest and principal in accordance with the Simple Interest Method.

        (iii) Excess to Payahead Account. With respect to Precomputed Receivables, any remaining excess shall be added to the Payahead Balance, and shall be applied to prepay the Precomputed Receivable, but only if the sum of such excess and the previous Payahead Balance shall be sufficient to prepay the Receivable in full. Otherwise, any such remaining excess payments shall constitute a Payahead and shall increase the Payahead Balance.

          (b) All Liquidation Proceeds and any subsequent Recoveries with respect to any Fixed Value Receivable shall be applied first to the related Receivable and only after the payment in full of the Principal Balance thereof plus accrued but unpaid interest thereon shall any such Liquidation Proceeds or Recoveries be applied to, or constitute, the related Fixed Value Payment.

          SECTION 5.4  Advances.

          (a) Advances on Precomputed Receivables. As of the close of business on the last day of each Collection Period, if the payments by or on behalf of the Obligor on a Precomputed Receivable (other than a Precomputed Receivable which has become a Repurchased Receivable in such Collection Period) shall be less than the Scheduled Payment with respect to such Precomputed Receivable, the Servicer shall take the following actions (in the following order of priority):

          (i) the Payahead Balance shall be applied by the Servicer to the extent of the shortfall and such Payahead Balance shall be reduced accordingly;

         (ii) the Servicer shall advance the amount equal to any remaining shortfall (such amount a "Precomputed Advance"), to the extent that the Servicer, at its sole discretion, shall determine that the Precomputed Advance shall be recoverable from any of the Obligor, the Repurchase Amount, Liquidation Proceeds or proceeds of any other Precomputed Receivables.

Any Precomputed Advance made by the Servicer shall increase Outstanding Precomputed Advances, which Outstanding Precomputed Advances shall be reduced by any subsequent payments by or on behalf of the Obligor, collections of Liquidation Proceeds in respect of Precomputed Receivables or payments of the Repurchase Amount. If the Servicer shall determine that an Outstanding Precomputed Advance with respect to any Precomputed Receivable shall not be recoverable in accordance with the preceding sentence, the Servicer shall be reimbursed from any collections made on other Precomputed Receivables which are included in the Pooled Property and Outstanding Precomputed Advances with respect to such Precomputed Receivables shall be reduced accordingly.

          (b) Advances on Simple Interest Receivables. As of the close of business on the last day of each Collection Period, the Servicer shall advance an amount equal to the amount of interest due on the Simple Interest Receivables at their respective APRs for the related Collection Period (assuming the Simple Interest Receivables pay on their respective due dates) minus the amount of interest actually received on the Simple Interest Receivables during the related Collection Period (such amount, a "Simple Interest Advance"). With respect to each Simple Interest Receivable, the Simple Interest Advance shall increase Outstanding Simple Interest Advances. If such calculation results in a negative number, an amount equal to such negative number shall be paid to the Servicer and the amount of Outstanding Simple Interest Advances shall be reduced by such amount. In addition, in the event that a Simple Interest Receivable becomes a Liquidated Receivable, Liquidation Proceeds with respect to a Simple Interest Receivable attributable to accrued and unpaid interest thereon (but not including interest for the then current Collection Period) shall be paid to the Servicer to reduce Outstanding Simple Interest Advances but only to the extent of any Outstanding Simple Interest Advances. The Servicer shall not make any advance with respect to principal of Simple Interest Receivables.

          SECTION 5.5 Additional Deposits. (a) The Servicer shall deposit in the Certificate Account the aggregate Advances pursuant to
Section 5.4. To the extent that the Servicer fails to make a Simple Interest Advance pursuant to Section 5.4(b) on the date required, the Servicer shall notify the Administrative Agent to withdraw such amount (or, if determinable, such portion of such amount as does not represent advances for delinquent interest) from the Reserve Account and deposit such amount in the Certificate Account. The Servicer and the Seller shall deposit or cause to be deposited in the Certificate Account the aggregate Repurchase Amount with respect to Repurchased Receivables. The Servicer shall deposit therein all amounts to be paid under Section 10.2. The Seller shall deposit therein any amounts paid to it under each Interest Rate Cap Agreement. The Servicer shall direct the Administrative Agent to make any Monthly Yield Account Withdrawal and deposit the amount so withdrawn in the Certificate Account. All deposits pursuant to this Section 5.5(a) shall be made on the Deposit Date.

          (b) On each Distribution Date, the Trustee shall cause to be transferred from the Payahead Account to the Certificate Account, in immediately available funds, the aggregate previous Payaheads to be applied to Scheduled Payments on Precomputed Receivables for the related Collection Period or prepayments for the related Collection Period, pursuant to Sections 5.3 and 5.4, in the amounts set forth in the Servicer's Certificate for such Distribution Date. A single, net transfer may be made.

          SECTION 5.6 Distributions. On each Distribution Date, the Administrative Agent shall make the following distributions of amounts on deposit in the Certificate Account with respect to the related Collection Period, as shown from the Servicer's Certificate delivered on the preceding Determination Date, in the following order of priority (to the extent of amounts available therefor):

          (a) Shortfall Interest. To each Purchaser, in accordance with its Purchase Percentage, as a payment of Certificate Interest due on any prior Distribution Date which was not paid on such prior Distribution Date as a result of insufficient amounts on deposit in the Certificate Account from the sources described herein for the payment therefor at such or any later Distribution Date ("Shortfall Interest"), plus interest on such Shortfall Interest; any such Shortfall Interest shall bear interest at the Default Rate and shall be payable, to the extent of funds available therefor, from (i) Interest Distribution Amounts for the Collection Period preceding such Distribution Date, (ii) if necessary after application of amounts pursuant to clause (i), the Applicable Subordinated Percentage of the Principal Distribution Amount for such Collection Period, (iii) if necessary after application of amounts pursuant to clause (ii), amounts to be transferred from the Reserve Account to the Certificate Account on such Distribution Date pursuant to Section 5.7(d) and (iv) if necessary after application of amounts pursuant to clause (iii), from the Applicable Senior Percentage of the Principal Distribution Amount for such Collection Period (clauses (i), (ii), (iii) and (iv), collectively, "Available Amounts"; provided that any determination and application of Available Amounts shall be made in the order of the priority established by the foregoing clauses (i), (ii), (iii) and
     (iv)); and provided, further, that the calculation of Available Amounts with respect to each distribution under this Section 5.6 (other than distributions under Sections 5.6(e) and (j)) shall not include any amounts on account of Realized Losses.

          (b) Shortfall Principal. To each Purchaser as payment of all or that portion of the Applicable Senior Percentage of the Principal Distribution Amounts due on any prior Distribution Date which was not paid on such prior Distribution Date as a result of insufficient amounts of principal collections on deposit in the Certificate Account at such Distribution Date, payable, to the extent of funds available therefor, from Available Amounts.

          (c) Reimbursement of Advances. To the Servicer, the aggregate amount of Advances, which, prior to such Distribution Date, have not been reimbursed pursuant to this Section, payable, to the extent of funds available therefor, from Available Amounts.

          (d) Senior Certificate Interest. To each Purchaser, Certificate Interest payable on such Purchaser's Purchase Percentage of the Senior Amount at the Certificate Rate applicable to the Accrual Period to which such Distribution Date relates, payable, to the extent of funds available therefor, from Available Amounts.

          (e) Senior Certificate Principal. To each Purchaser, in reduction of the Senior Amount, Certificate Principal to such Purchaser in an amount equal to the lesser of (a) the product of such Purchaser's Purchase Percentage and the then outstanding Senior Amount and (b) the product of (i) such Purchaser's Purchase Percentage and
     (ii) the Applicable Senior Percentage of the Principal Distribution Amount for the Accrual Period preceding such Distribution Date, payable, to the extent of funds available therefor, from Available Amounts.

          (f) Servicing Fee. To the Servicer as payment of the Servicing Fee for the Accrual Period to which such Distribution Date relates, payable, to the extent of funds available therefor, from Available Amounts.

          (g) Reserve Account Deposit. To the Reserve Account to the extent necessary to cause the Specified Reserve Account Balance to equal the Minimum Reserve Account Balance, payable, to the extent of funds available therefor, from Available Amounts.

          (h) Increased Costs. To any Senior Certificateholder (or the Administrative Agent or the Agent pursuant to Section 11.3) which has submitted a demand for Increased Costs during any preceding Collection Period pursuant to Section 11.3, payment of (i) interest, payable at a rate per annum equal to the Default Rate, on Increased Costs due on any prior Distribution Date which were not paid on such prior Distribution Date as a result of insufficient amounts being available for the payment therefor at such Distribution Date and (ii) the amount of such Increased Costs as so demanded, payable, in each case, from Available Amounts of the type described in clauses (i) and (ii) of the definition of such term.

          (i) Subordinated Certificate Interest. To the holder of the Subordinated Certificate as Certificate Interest payable on the Subordinated Certificate at the Certificate Rate for the related Accrual Period, from the remaining Interest Distribution Amounts.

          (j) Subordinated Certificate Principal. To the Seller as Certificate Principal payable on and as a reduction of the Subordinated Certificate for the preceding Accrual Period, payable, to the extent of funds available therefor, from the Applicable
     Subordinated Percentage of the Principal Distribution Amount for the related Collection Period.

          (k) Remaining Amounts to Seller. To the Seller, all remaining Interest Distribution Amounts and any other amounts remaining in the Certificate Account.

          Distributions to any Purchaser pursuant to any of the foregoing paragraphs shall be made to such Purchaser pursuant to Section 2.7 of the Short Term RPA. The Servicer shall, in its sole discretion, allocate among the Sellers any amounts due and payable to the Sellers hereunder and neither the Agent nor the Administrative Agent shall have any obligation to make such allocation. Any distributions to the Servicer or the Sellers shall be made on a net basis to such Persons, to the extent that the Servicer or such Seller shall have failed to make a deposit or payment required hereunder.

          SECTION 5.7  Subordination; Reserve Account.

          (a) The rights of each of the Sellers to receive distributions in respect of the Subordinated Certificate and any payments in respect of any Seller Subordinated Note shall be and hereby are subordinated, and made junior, to the rights of the Purchasers to receive distributions in respect of the Senior Certificates. Such subordination shall be effected pursuant to the priority of payments set forth in Section 5.6.

          (b) In order to effect the subordination provided for herein and to provide for the prompt payment to the Purchasers pursuant to Section 5.6, the Seller as holder of the Subordinated Certificate, on behalf of itself and its successors and assigns, sells, conveys and transfers to the Administrative Agent for the benefit of the Purchasers all of the Seller's right, title and interest in and to the Reserve Account, all amounts on deposit therein from time to time and all proceeds thereof. Neither the Seller nor the Servicer shall have any right to withdraw amounts from the Reserve Account.

          (c) If at any time the Specified Reserve Account Balance is less than the Minimum Reserve Account Balance, then on the first succeeding Distribution Date thereafter, and on each succeeding Distribution Date thereafter so long as the Specified Reserve Account Balance is less than the Minimum Reserve Account Balance, any distributions that would be made if the Servicer is CCC, to the Servicer pursuant to Section 5.6(c) (such amounts, "Reallocated Payments") (or such lesser amounts as may be necessary to cause the Specified Reserve Account Balance to at least equal the Minimum Reserve Account Balance) shall be deposited by the Administrative Agent into the Reserve Account, and held as set forth in
Section 5.1 and this Section 5.7.

          (d) If on any Determination Date the distributions to be made from Available Amounts exceed such Available Amounts of the type described in clauses (i) and (ii) of the definition of such term, as shown from the Servicer's Certificate for such Determination Date, the Administrative Agent on the following Distribution Date shall withdraw from the Reserve Account an amount equal to such excess, if then on deposit in the Reserve Account (or, if a lesser amount is on deposit, such lesser amount), and deposit such amount in the Certificate Account.

          (e) If the Servicer pursuant to Section 5.4 determines on any Determination Date that it is required to make an Advance and does not do so from its own funds, the Servicer shall instruct the Administrative Agent to withdraw funds from the Reserve Account and deposit them in the Certificate Account to cover any shortfall. Such payment shall be deemed to have been made by the Servicer pursuant to Section 5.4 for purposes of making distributions pursuant to this Short Term Retail PSA, but shall not otherwise satisfy the Servicer's obligation to deliver the amount of the Advances, and the Servicer shall within two Business Days replace any funds in the Reserve Account so used.

          (f) If on any Deposit Date (after giving effect to distributions to be made to the Purchasers on the next succeeding Distribution Date), the sum of the amounts on deposit in the Reserve Account and the Yield Account equals or exceeds the Senior Amount (plus any other amounts due and payable to the Purchasers under this Short Term Retail PSA) on such date, the Administrative Agent shall withdraw such amounts from the Reserve Account and the Yield Account and deposit such withdrawal in the Certificate Account to pay to each of the Purchasers, on the related Distribution Date, an amount equal to such Purchaser's Purchase Percentage of the then outstanding Senior Amount (plus any such other amounts owing to such Purchaser hereunder).

          (g) If on any date the Senior Amount has been reduced to zero, any amounts then on deposit in the Reserve Account and the Yield Account, after giving effect to the distributions made on the Scheduled Maturity Date, shall be distributed to the Active Seller, on the Business Day following the Scheduled Maturity Date.

          SECTION 5.8 Interest Rate Cap Agreements. If, on any Distribution Date, the aggregate notional amount under an Interest Rate Cap Agreement shall exceed the then outstanding aggregate Principal Balance of the related Receivables Group by an amount which shall be specified in such Interest Rate Cap Agreement, then the Administrative Agent shall give notice to each Cap Provider thereunder to reassign such excess of the aggregate notional amount under such Interest Rate Cap Agreement to the related Seller on such Distribution Date.


                                   ARTICLE VI

              The Certificates; Transfers of Purchase Commitments

          SECTION 6.1 The Certificates. The Senior Certificates and the Subordinated Certificate shall be substantially in the forms of Exhibits A and B, respectively, with, in the case of each Senior Certificate, appropriate insertions as to the Purchaser and its Purchase Commitment and Purchase Percentage. Each Purchaser is hereby authorized to record (a) with respect to each Purchase, the Transfer Date and its pro rata share of the Purchase Price and (b) the date and amount of each payment or prepayment of principal hereunder on the schedule annexed to and constituting a part of its Senior Certificate and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure so to record the amount of any such pro rata portion of a Purchase Price or any error in so recording such amount shall not limit or otherwise affect the obligations of the Sellers hereunder.

          SECTION 6.2 Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate shall be surrendered to the Active Seller or (b) the Active Seller shall receive evidence satisfactory in its reasonable discretion of the destruction, loss, or theft of any Certificate and a certificate of an authorized officer of the Holder named in the Register certifying as to such destruction, loss or theft, the Active Seller shall execute and deliver to the Holder named in such Certificate or, in the case of a Senior Certificate, to the Administrative Agent for delivery to such Holder, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like stated amount (as indicated from the Register). Any tax or other governmental charge which may be imposed in connection with the issuance of any new Certificate under this Section 6.2 shall be for the account of the Servicer. Any replacement Certificate issued pursuant to this Section 6.2 shall constitute conclusive evidence of the undivided participating ownership of the Pooled Property, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

          SECTION 6.3 Transfer and Exchange of Certificates. (a) The Administrative Agent shall maintain, or cause to be maintained a register (the "Register") in which, subject to such reasonable regulations as it may prescribe, the Administrative Agent shall provide for the recordation of the names and addresses of, and the Purchase Commitment and Purchase Percentage of, the Purchasers. The entries in the Register shall be conclusive, in the absence of manifest error, and the Seller, the Servicer, CFC, the Agent, the Administrative Agent and each Purchaser may treat each Person whose name is recorded in the Register as the Holder of the Certificate recorded therein for all purposes of this Short Term Retail PSA. The Administrative Agent shall also maintain at such address copies of each Commitment Transfer Supplement delivered to it.

          (b) Except as otherwise provided in Section 7.1, the Subordinated Certificate shall be held by the Active Seller, on behalf of itself and all the other Sellers, and shall not be transferable.

          (c) Any Purchaser may sell participations in, or sell all or a portion of, the rights and obligations of such Purchaser hereunder and under its Senior Certificate in accordance with the terms of Section 9.6 of the Short Term RPA.

          SECTION 6.4 Persons Deemed Owners. Each of the Agent and the Administrative Agent may treat the Person in whose name any Certificate shall be recorded in the Register as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.6 and for all other purposes, and neither the Agent nor the Administrative Agent shall be bound by any notice to the contrary. The Administrative Agent shall furnish or cause to be furnished to the Servicer, within fifteen days after receipt by the Administrative Agent of a request therefor from the Servicer, in such form as the Servicer may reasonably require, a list of the names and addresses of the Senior Certificateholders as of the most recent Record Date.


                                  ARTICLE VII

                                   The Seller

          SECTION 7.1 Representations, Warranties and Covenants of the Sellers. (a) On each Transfer Date, the Active Seller makes the following representations and warranties in respect of the Purchase made and the Receivables Group transferred on such Transfer Date, on which the Administrative Agent, the Agent and each Purchaser relies in executing and delivering this Short Term Retail PSA and in accepting the Receivables and the other Pooled Property on such date.

          (i) Purchase Agreement Representations and Warranties. The representations and warranties of such Seller set forth in the Purchase Agreement are true and correct in all material respects on and as of such Transfer Date and the Agent, the Administrative Agent and each Purchaser may rely on such representations and warranties as if made directly to such Person pursuant to this Short Term Retail PSA.

         (ii) Disclosure. No representation or warranty made by such Seller in this Short Term Retail PSA or in any report, certificate or any other document furnished in connection herewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

        (iii) Chief Executive Office; Location of Contract Files. The chief executive office of such Seller is 27777 Franklin Road, Southfield, Michigan 48034. The office where all books, records and documents evidencing the Pooled Property are kept is listed on
     Schedule 3 or such other address as may be specified pursuant to
     Section 2.8(b).

          (b) Each Seller hereby covenants and agrees that, until the Scheduled Maturity Date:

          (i) No Liens or Transfers. Except for any Purchase, such Seller shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any of the Pooled Property whether now existing or hereafter created, or any interest therein, or on any of the Senior Certificates, and such Seller shall defend the right, title and interest of the Purchasers in, to and under the Pooled Property, whether now existing or hereafter created, against all claims of third parties claiming through or under such Seller. Such Seller shall not sell to any other Person the Subordinated Certificate or the Seller's rights to receive distributions on account thereof, provided that the Seller may pledge or assign the Subordinated Certificate to any Person.

         (ii) Delivery of Collections and Interest Rate Cap Agreement Payments. In the event that such Seller receives any collections on account of any of the Pooled Property or any payments under any Interest Rate Cap Agreement, such Seller agrees to promptly (but in no event more than two Business Days following receipt or, with respect to payments under any Interest Rate Cap Agreement, by the Determination Date following such date of receipt, if earlier) deliver the same for deposit into the Certificate Account in like form as received (duly indorsed to the Administrative Agent, if required) and, until such delivery, hold such property in trust for the Administrative Agent and the Purchasers.

        (iii)  Notice of Liens.  Such Seller shall notify the
     Administrative Agent and the Agent promptly after becoming aware of any Lien on any Pooled Property other than in connection with any Purchase.

         (iv) Compliance with Law. Such Seller shall comply in all material respects with all Requirements of Law applicable to the Seller, its certificate or articles of incorporation and its by-laws.

          (v) Activities of the Seller. Such Seller shall not engage in any business or activity of any kind or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking other than the transactions contemplated and authorized by this Short Term Retail PSA, the Certificates and the Purchase Agreement.

         (vi) Indebtedness. Such Seller shall not create, incur or assume any indebtedness or other liability whatsoever or issue any securities or sell or transfer any property to a trust or other Person which issues securities or other evidences of ownership in respect thereof, except for the delivery by such Seller of its Seller Subordinated Note to CFC, if applicable.

        (vii) Guarantees. Such Seller shall not become or remain liable, directly or contingently, in connection with any indebtedness or other liability of any other Person, whether by guarantee, endorsement (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), purchase or agreement to purchase, agreement to supply or advance funds, or otherwise.

       (viii) Investments. Such Seller will not make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate; provided, however, that the Seller shall not be prohibited under this paragraph (viii) from declaring or paying any dividends in respect to its common stock in accordance with paragraph (xi) below.

         (ix) Merger; Sales. Such Seller will not sell any shares of any class of its capital stock to any Person, or enter into any transaction of merger or consolidation, or terminate, liquidate or dissolve itself (or suffer any termination, liquidation or dissolution), or acquire or be acquired by any Person, or otherwise make (or suffer) any material change in the organization of or method of conducting its business, or, except as expressly contemplated hereby, convey, sell, lease or otherwise dispose of any of its property or business.

          (x) Agreements; Governance Documents. Such Seller will not become a party to, or permit any of its properties to be bound by, any indenture, mortgage, instrument, contract, agreement, lease or other undertaking, other than this Short Term Retail PSA, the Short Term RPA, the Certificates, the Purchase Agreement, the CFC Revolving Credit Agreement, the Long Term Retail PSA, the Long Term RPA and any document or agreement executed and delivered in connection therewith. Such Seller will not amend or modify its certificate or articles of incorporation or its by-laws or cancel, terminate, amend, supplement, modify or waive any provision of the Purchase Agreement or any Interest Rate Cap Agreement or request, consent or agree to or suffer to exist or permit any such cancellation, termination, amendment, supplement, modification or waiver (each, a "modification") without the prior written consent of the Agent, the Administrative Agent and the Required Purchasers; provided, that such Seller may make any such modification which is solely ministerial and does not adversely affect the interests of the Purchasers hereunder.

         (xi) Dividends. Such Seller shall not declare or pay any dividend on, or make any other payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of its capital stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash, property or obligations of such Seller, except for dividends to CFC the amount of which so declared and paid does not exceed the amount theretofore actually received by such Seller as Certificate Interest or Certificate Principal on the Subordinated Certificate.

        (xii) No Sale of Fixed Value Payments. Such Seller shall not sell, assign or otherwise transfer to any Person any Fixed Value Payment in respect of the Fixed Value Receivables.

Notwithstanding anything contained herein to the contrary, any Seller may pledge or assign its interest in the Subordinated Certificate to any Person.

          SECTION 7.2  Liability of Seller; Indemnities.

          (a) Each Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by such Seller under this Short Term Retail PSA and shall have no other obligations or liabilities hereunder.

          (b) Each Seller shall indemnify, defend and hold harmless the Agent, the Administrative Agent and each Purchaser from and against any taxes that may at any time be asserted against such Person with respect to, and as of the date of, each transfer of the Pooled Property to the Purchasers or the issuance of the Senior Certificates on the related Transfer Date, or with respect to the ownership of the Pooled Property including any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes (but not including any taxes asserted with respect to ownership of the Senior Certificates or federal or other income taxes, including franchise taxes measured by net income, arising out of the transactions contemplated by this Short Term Retail PSA or transfer taxes arising in connection with the transfer of the Certificates), and reasonable costs and expenses in defending against the same.

          (c) Each Seller shall indemnify, defend and hold harmless the Agent, the Administrative Agent and each Purchaser from and against any loss, liability or expense incurred by reason of (i) such Seller's willful misfeasance, bad faith, or negligence in the performance of its duties hereunder or by reason of reckless disregard of the obligations and duties hereunder, (ii) any action taken, or failed to be taken, by such Seller in respect of any portion of the Pooled Property or (iii) any breach of the representation and warranty set forth in Section 2.4(c).

          (d) Each Seller shall indemnify, defend and hold harmless the Agent, the Administrative Agent and each Purchaser from and against any loss, liability or expense incurred by reason of the violation by such Seller of federal or state securities laws in connection with the issuance and sale of the Certificates.

          (e) Indemnification under this Section 7.2 shall include reasonable fees and expenses of counsel and expenses of litigation and shall survive termination of this Short Term Retail PSA. If any Seller shall have made any indemnity payments to any Person indemnified under this
Section 7.2 and such Person thereafter shall collect any of such amounts from Persons other than such Seller, such Person shall immediately upon receipt thereof repay such amounts to such Seller, without interest.

          (f) Notwithstanding anything herein to the contrary, amounts required to be paid by any Seller as indemnification under this Section 7.2 shall be limited to amounts received by such Seller on account of the Subordinated Certificate.

          SECTION 7.3 Limitation on Liability of Seller and Others. Each Seller and any of its directors, officers, employees or agents may rely in good faith on any document of any kind, believed by any of them to be genuine and properly executed and submitted by any Person respecting any matters arising hereunder. No Seller shall be under any obligation under this Short Term Retail PSA to appear in, prosecute or defend any legal action that shall be unrelated to its respective obligations under this Short Term Retail PSA and that in its respective opinions may involve it in any expense or liability.


                                  ARTICLE VIII

                               The Servicer; CCC

          SECTION 8.1 Representations and Warranties of Servicer. On each Transfer Date the Servicer makes the following representations and warranties in respect of the Purchase made and the Receivables Group transferred on such Transfer Date, on which the Administrative Agent, the Agent and each Purchaser relies in executing and delivering this Short Term Retail PSA and in accepting the Receivables and the other Pooled Property on such date.

          (a) Organization and Good Standing. The Servicer is duly organized and validly existing as a corporation in good standing under the laws of the state of its incorporation, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to acquire, own, sell and service the Standard Receivables and the Fixed Value Receivables and to hold the Receivable Files as custodian.

          (b) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Standard Receivables and the Fixed Value Receivables as required by this Agreement) shall require such qualifications.

          (c) Power and Authority. The Servicer has the power and authority to execute and deliver this Short Term Retail PSA and to carry out its terms; and the execution, delivery and performance of this Short Term Retail PSA have been duly authorized by the Servicer by all necessary corporate action.

          (d) Binding Obligation. This Short Term Retail PSA constitutes a legal, valid and binding obligation of the Servicer enforceable in accordance with its terms.

          (e) No Violation. The consummation of the transactions contemplated by this Short Term Retail PSA and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the certificate or articles of incorporation or by-laws of the Servicer, or any indenture, agreement or other instrument to which the Servicer is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Short Term Retail PSA); nor violate any law or, to the best of the Servicer's knowledge, any order, rule or regulation applicable to the Servicer of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties.

          (f) No Proceedings. To the Servicer's best knowledge, there are no proceedings or investigations pending, or threatened by any Person other than a Purchaser, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties: (i) asserting the invalidity of this Short Term Retail PSA or the other Related Documents, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Short Term Retail PSA or the other Related Documents or (iii) seeking any determination or ruling that might have a material adverse effect on the performance by the Servicer of its obligations under, or the validity or enforceability of, this Short Term Retail PSA or the other Related Documents.

          (g) Disclosure. No representation or warranty made by the Servicer in this Short Term Retail PSA or in any report, certificate or any other document furnished in connection herewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

          SECTION 8.2  Liability of Servicer; Indemnities.

          (a) The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Short Term Retail PSA and the Servicer shall not have any other obligations or liabilities hereunder.

          (b) The Servicer shall indemnify, defend and hold harmless the Agent, the Administrative Agent and each Certificateholder from and against any and all costs, expenses, losses, damages, claims and liabilities, arising out of or resulting from the use, ownership, or operation by the Servicer or any Affiliate thereof of a Financed Vehicle or in respect of any action taken, or failed to be taken, by the Servicer in respect of any portion of the Pooled Property.

          (c) The Servicer shall indemnify, defend and hold harmless the Agent, the Administrative Agent and each Certificateholder from and against any taxes that may at any time be asserted against the Agent, the Administrative Agent or such Certificateholder with respect to the transactions contemplated hereby, including any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes (but not including any taxes asserted with respect to the ownership of the Senior Certificates, federal or other income taxes, including franchise taxes, measured by net income, arising out of transactions contemplated by this Short Term Retail PSA or transfer taxes arising in connection with transfers of the Certificates) and reasonable costs and expenses in defending against the same.

          (d) The Servicer shall indemnify, defend and hold harmless the Agent, the Administrative Agent and each Certificateholder from and against any and all costs, expenses, losses, claims, damages, and liabilities, to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon, or incurred by such Person as a result of the willful misfeasance, negligence, or bad faith of the Servicer in the performance of its duties under this Short Term Retail PSA.

          (e) The Servicer shall indemnify, defend and hold harmless the Administrative Agent and the Agent from and against all costs, expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with the performance by such Person of its duties herein contained, except to the extent that such costs, expenses, losses, claims, damages or liabilities for which such Person is seeking indemnity pursuant hereto are due to its willful misfeasance, gross negligence or bad faith.

          (f) Indemnification under this Section shall include reasonable fees and expenses of counsel and expenses of litigation. The indemnity obligations of the Servicer hereunder shall survive any termination of the Servicer pursuant to Section 9.1, but only with respect to obligations arising prior thereto, and any payment of the amount owing under, or the Repurchase Amount with respect to, any Contract. If the Servicer shall have made any indemnity payments to any Person indemnified under this
Section 8.2 and such Person thereafter collects any of such amounts from others, such Person shall immediately upon receipt thereof repay such amounts to the Servicer, without interest.

          SECTION 8.3  Limitation on Liability of Servicer and Others.

          (a) Except as provided in this Short Term Retail PSA, the Servicer shall be under no obligation to appear in, prosecute, or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Short Term Retail PSA and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake, at its expense, any reasonable action that it may deem necessary or desirable in respect of this Short Term Retail PSA and the rights and duties of the parties to this Short Term Retail PSA and the interests of the Certificateholders under this Short Term Retail PSA.

          (b) The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind, believed by it to be genuine and properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall be under no obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Short Term Retail PSA and that in its opinion may involve it in any expense or liability.

          SECTION 8.4 Resignations. The Servicer shall not resign from its obligation and duties under this Short Term Retail PSA except upon a determination that the performance of its duties is no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect addressed to the Administrative Agent, the Agent and each Purchaser and delivered to the Administrative Agent. No such resignation shall become effective until a successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 9.2.


                                   ARTICLE IX

                                Service Defaults

          SECTION 9.1  Service Defaults.

          (a) If any one of the following events ("Service Defaults") shall occur and be continuing:

          (i) Any failure by the Servicer (or, for so long as CCC is the Servicer, the Active Seller) to make or to cause to be made any required payment or deposit, which shall continue unremedied for a period of two Business Days following the due date therefor;

         (ii) Any failure by the Servicer to deliver to the Administrative Agent the Servicer's Certificate for any Collection Period required hereunder within five Business Days from the date on which such Servicer's Certificate shall be due to be delivered;

        (iii) Except for the transfer of the Transferred Property by the Servicer to CFC, the Servicer shall have assigned, transferred, pledged or otherwise conveyed such Transferred Property (or any portion thereof) to any other Person;

         (iv) Failure on the part of the Servicer (or, for so long as CCC is the Servicer, the Active Seller) to duly observe or to perform in any material respect any other covenants or agreements set forth in the Certificates or in this Short Term Retail PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer (or, for so long as the CCC is the Servicer, the Active Seller) by the Agent, the Administrative Agent and the Required Purchasers;

          (v) If, at any date, there shall exist a material misrepresentation with respect to any representation or warranty made by the Servicer hereunder or in the Purchase Agreement (other than a material misrepresentation in respect of a Repurchased Receivable), which continues unremedied for a period of 30 days after the date on which written notice of such misrepresentation, requiring the same to be remedied, shall have been given to the Servicer (or, for so long as CCC is the Servicer, the Seller) by the Agent, the Administrative Agent or the Required Purchasers;

         (vi) The entry of a decree or order by a court or agency or supervisory authority of competent jurisdiction for the appointment of a conservator, receiver, liquidator or trustee for any of the Servicer, CFC or Chrysler Corporation in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings, or for the winding up or liquidation of its affairs, and any such decree or order continues unstayed and in effect for a period of 60 consecutive days;

        (vii) The consent by any of the Servicer, CFC or Chrysler Corporation to the appointment of a conservator, receiver, liquidator or trustee in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of or relating to such Person or relating to substantially all of its property, the admission in writing by such Person of its inability to pay its debts generally as they become due, the filing by such Person of a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, the making by such Person of an assignment for the benefit of its creditors or the voluntary suspension by such Person of payment of its obligations;

then, and in each and every case and so long as a Service Default shall not have been remedied, the Administrative Agent, the Agent and the Required Purchasers by notice then given in writing to the Servicer, may terminate all of the rights and obligations of the Servicer under this Short Term Retail PSA. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Short Term Retail PSA, whether with respect to the Certificates or the Pooled Property or otherwise, shall pass to and be vested in the Administrative Agent pursuant to this Section 9.1; and thereupon the Administrative Agent shall be authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivable Files or the Insurance Policies, the certificates of title to the Financed Vehicles, or otherwise. The Servicer shall cooperate with the Administrative Agent or such successor Servicer in effecting the termination of its responsibilities and rights as Servicer under this Short Term Retail PSA, including the transfer to the Administrative Agent or such successor Servicer for administration of all cash amounts that are at the time held by the Servicer for deposit, shall have been deposited by the Servicer in the Certificate Account, or thereafter shall be received with respect to a Receivable, all Receivable Files and all information or documents that the Administrative Agent or such successor Servicer may require. In addition, the Servicer shall transfer or cause to be transferred all electronic records relating to the Receivables to the successor Servicer in such electronic form as the successor Servicer may reasonably request, and shall make available or cause to be made available to the successor Servicer such personnel having knowledge of such electronic records for such period of time as the successor Servicer shall reasonably require.

          (b) If any of the foregoing Service Defaults occur, neither the Agent nor the Administrative Agent shall have any obligation to notify Certificateholders or any other Person of such occurrence prior to the continuance of such event through the end of any cure period specified in
Section 9.1(a).

          SECTION 9.2 Administrative Agent to Act; Appointment of Successor Servicer. Upon the Servicer's resignation pursuant to Section
8.4 or upon the Servicer's receipt of notice of termination as Servicer pursuant to Section 9.1, the Administrative Agent shall be the successor in all respects to the Servicer in its capacity as Servicer under this Short Term Retail PSA, and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions of this Short Term Retail PSA; provided, that, if the Administrative Agent shall be acting as such successor Servicer, it shall not be responsible for the payment of any reasonable amounts required to be paid with respect to the expenses of the Servicer pursuant to the last sentence of Section 4.8(b) (to the extent that such successor Servicer would not otherwise be reimbursed for such amounts) which payments, in each case, shall instead be paid monthly in arrears from Available Amounts subsequent to distributions under Section 5.6(e) but prior to distributions under Section 5.6(f). As compensation therefor, the Administrative Agent shall be entitled to such compensation (whether payable out of the Certificate Account or otherwise) as the Servicer would have been entitled to under this Short Term Retail PSA if no such notice of termination or resignation had been given. Notwithstanding the above, the Administrative Agent may, if it shall be unwilling or legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, an Eligible Servicer as the successor to the terminated Servicer under this Short Term Retail PSA. The Administrative Agent and such successor shall take such action, consistent with this Short Term Retail PSA, as shall be necessary to effectuate any such succession. No Servicer shall resign or be relieved of its duties under this Short Term Retail PSA until a newly appointed Servicer shall have assumed the responsibilities and obligations of the terminated Servicer under this Short Term Retail PSA. Neither the Administrative Agent nor any successor Servicer shall have any liability for any failure to perform servicing obligations hereunder due to the timeliness, accuracy or completeness of information supplied by any predecessor Servicer.

          SECTION 9.3  Effect of Servicing Transfer.

          (a) After the transfer of servicing hereunder, the Administrative Agent or successor Servicer shall notify Obligors to make directly to the successor Servicer payments that are due under the Receivables after the effective date of such transfer.

          (b) After the transfer of servicing hereunder, the outgoing Servicer shall have no further obligations with respect to the management, administration, servicing, custody or collection of the Receivables and the successor Servicer shall have all of such obligations, except that the outgoing Servicer shall transmit or cause to be transmitted directly to the successor Servicer for its own account, promptly on receipt and in the same form in which received, any amounts held by the outgoing Servicer (properly endorsed where required for the successor Servicer to collect any such items) received as payments upon or otherwise in connection with the Receivables and the outgoing Servicer shall continue to cooperate with the successor Servicer by providing information and in the enforcement of the Receivables and the Insurance Policies.

          (c) A transfer of servicing hereunder shall not affect the rights and duties of the parties hereunder (including the obligations and indemnities of any Seller pursuant to Sections 2.6, 7.1 and 7.2 or, with respect to obligations and indemnities arising prior to, or concurrently with, a transfer of servicing hereunder, the outgoing Servicer pursuant to Sections 4.7, 8.1 or 8.2) other than those relating to the management, administration, servicing, custody or collection of the Receivables and the other Pooled Property. The successor Servicer shall, upon its appointment pursuant to Section 9.2 and as part of its duties and responsibilities under this Short Term Retail PSA, promptly take all action it deems necessary or appropriate so that the outgoing Servicer (in whatever capacity) is paid or reimbursed all amounts it is entitled to receive under this Short Term Retail PSA on each Distribution Date subsequent to the date on which it is terminated as Servicer hereunder.

          SECTION 9.4 Notification to Certificateholders. Upon any notice of a Service Default or upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article IX, the Administrative Agent shall give prompt written notice thereof to the Agent and to the Purchasers of record at the preceding Record Date at their respective addresses of record.


                                   ARTICLE X

                                  Termination

          SECTION 10.1 Termination of this Short Term Retail PSA. (a) The respective obligations and responsibilities of the Sellers, the Servicer, the Agent and the Administrative Agent hereunder shall terminate (except as otherwise expressly provided herein) upon the earliest of: (i) the Distribution Date immediately succeeding the repurchase by the Sellers of the Pooled Property pursuant to Section 10.2, (ii) the payment to the Purchasers of the Senior Amount, interest thereon and any fees required to be paid to them pursuant to this Short Term Retail PSA or (iii) the Distribution Date next succeeding the month which is six months after the maturity or the liquidation of the last Receivable held as part of the Pooled Property and the disposition of any amounts received upon liquidation of any property remaining as part of the Pooled Property. The Servicer shall promptly notify the Administrative Agent and the Agent of any prospective termination pursuant to this Section 10.1 prior to the Scheduled Maturity Date and the Administrative Agent, promptly upon its receipt of such notice, shall notify each Purchaser.

          (b) Notice of any termination, specifying the Distribution Date upon which the Purchasers may surrender the Senior Certificates to the Administrative Agent for payment of the final distribution and cancellation, shall be given promptly by letter from the Administrative Agent to the Agent, the Purchasers and the Sellers mailed not earlier than the 15th day and not later than the 25th day of the month immediately preceding the specified Distribution Date, stating the aggregate amount of any such final payment, that the Record Date otherwise applicable to such Distribution Date is not applicable, that instead payments will be made only upon presentation and surrender of the Senior Certificates at the office of the Administrative Agent therein specified. Upon presentation and surrender of the Senior Certificates, the Administrative Agent shall cause to be distributed to Purchasers amounts distributable on such Distribution Date pursuant to Sections 5.6 and 5.7 and, after payment of Certificate Principal and Certificate Interest on the Senior Certificates, any Increased Costs claimed by any Purchaser.

          (c) In the event that all of the Purchasers shall not surrender their Senior Certificates for cancellation within six months after the date specified in the written notice delivered in accordance with Section 10.1(b), the Administrative Agent shall give a second written notice to the remaining Purchasers to surrender their Senior Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Senior Certificates shall not have been surrendered for cancellation, the Servicer may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Purchasers concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Short Term Retail PSA. Any funds remaining as part of the Pooled Property (whether in the Trust Accounts or otherwise) after exhaustion of such remedies shall be distributed by the Administrative Agent to the Active Seller.

          SECTION 10.2 Repurchases of Pooled Property. If on any Distribution Date the outstanding Senior Amount on such date is equal to or less than 10% of the largest Senior Amount ever previously outstanding under this Short Term Retail PSA (after giving effect to distributions to the Purchasers on such Distribution Date), the Sellers may, at their option, repurchase the Pooled Property by giving the Administrative Agent irrevocable notice no later than the first Business Day of the following calendar month. The Sellers shall pay the aggregate Repurchase Amount for the Receivables on the Determination Date following the date of its notice. The payment shall be made in the manner specified in Section 5.5 and shall be distributed pursuant to Section 5.6. On such Distribution Date after giving effect to the distribution to the Purchasers required by Section 5.6, the Sellers shall again succeed to and own all interests in and to the Pooled Property.

          SECTION 10.3 Sale of Pooled Property. (a) Mandatory Sale. The Administrative Agent or the Agent with the consent of the Required Purchasers may, or the Administrative Agent or the Agent at the direction of the Required Purchasers shall, sell the Pooled Property to pay the Purchasers any outstanding Senior Amount and any other amounts payable to the Purchasers under this Short Term Retail PSA and the Senior Certificates if (a) an event of the type described in Section 9.1(a)(vi) or (a)(vii) occurs with respect to any Seller, (b) any Senior Amount is outstanding on the Scheduled Maturity Date (after giving effect to distributions on such date) or (c) at any date, the Senior Amount as of such date is not less than the Pool Balance as of such date.

          (b) Optional Sale. The Agent may at any time offer to sell the Purchasers' interest in all or any portion of the Receivables for cash (i) if the Senior Amount (plus accrued interest, fees and Increased Costs to the date of such sale), after giving effect to such sale, will be reduced to zero and (ii) if after giving effect thereto, no Service Default or Retail Portfolio Termination Event shall be continuing. Proceeds of such sale shall be treated as collections in respect of the repurchased Receivables and applied in accordance with Section 5.6. Following the receipt of a bona fide offer to purchase the Purchasers' interest in all or any portion of the Receivables from any Person other than the Active Seller, the Active Seller shall have a right of first refusal to purchase such interest for an amount equal to the amount stated in such Person's offer to purchase. The Sellers will be under no obligation to make such purchase hereunder.

          (c) Terms of Mandatory Sale. Any such sale or sales shall be for cash or upon such other terms as the Agent or the Administrative Agent shall, in its sole discretion, deem acceptable. Any of the Sellers, the Servicer or CFC may purchase any of the Pooled Property for cash in any such sale; provided that neither the Administrative Agent nor the Agent shall be under any obligation to, and none of the Sellers, the Servicer or CFC shall be deemed to have any right to require that the Administrative Agent or the Agent, offer the Pooled Property to the Sellers, the Servicer or CFC before soliciting any other offers or engaging in negotiations with respect to the Pooled Property. The proceeds of any such sale shall be first, applied against the costs and expenses (including fees and disbursements of counsel) of the Administrative Agent or the Agent in consummating such sale, second, applied against distributions required to be made by paragraphs (a), (b), (d) and (e) of Section 5.6, third, applied against any Increased Costs for which a demand has been made, fourth, applied against any distribution required to be made by paragraph (i) of
Section 5.6 and fifth, to the extent of any proceeds remaining, turned over to the Sellers.


                                   ARTICLE XI

                                 Miscellaneous

          SECTION 11.1 Protection of Rights in Pooled Property. (a) The Servicer shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Administrative Agent and the Purchasers under this Short Term Retail PSA in the Pooled Property. The Servicer shall deliver (or cause to be delivered) to the Administrative Agent file-stamped copies of, or filing receipts for, any document filed as provided in the foregoing sentence as soon as available following such filing. In the event that the Servicer fails to perform its obligations under this Section, the Administrative Agent or the Agent may do so at the expense of the Servicer.

          (b) Neither the Servicer nor any Seller shall change its name, identity, or corporate structure in any manner that would, could, or might make any financing statement or continuation statement filed pursuant to Sections 3.1, 3.2 or 11.1(a) seriously misleading within the meaning of sect. 9-402(7) of the UCC as in effect from time to time in the State of Michigan, unless it shall have given each of the Administrative Agent and the Agent written notice thereof no later than 15 days after such change.

          (c) Each Seller and the Servicer shall give the Administrative Agent and the Agent at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. Each Seller and the Servicer shall at all times maintain each office from which it shall service Contracts, and its principal executive office, within the United States of America.

          (d) The Servicer shall maintain or cause to be maintained accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and Liquidation Proceeds made and payments owing (and the nature of each), and (ii) reconciliation between payments or Liquidation Proceeds on (or with respect to) each Receivable and the amounts from time to time deposited in the Certificate Account in respect of such Receivable.

          (e) The Servicer shall maintain or cause to be maintained computer systems so that, from and after the time of sale under this Short Term Retail PSA of the Receivables to the Certificateholders, the Servicer's computer records (including archives) that shall refer to a Receivable indicate clearly that such Receivable is owned by the Certificateholders. Indication of the Certificateholders' undivided participating ownership of a Receivable shall be deleted from or modified on any such computer systems when, and only when, the Receivable shall become a Repurchased Receivable.

          (f) If at any time any Seller or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in motor vehicle receivables to any prospective purchaser, lender or other transferee, such Seller or the Servicer, as the case may be, shall give to such prospective purchaser, lender, or other transferee computer tapes, records, or print-outs (including any restored from archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Certificateholders.

          (g) Upon request, the Servicer, at its expense, shall furnish to the Administrative Agent, within ten Business Days, a list of all Receivables then held as part of the Pooled Property, together with a reconciliation of such list to the schedules of such Receivables previously delivered and to each of the Servicer's Certificates furnished pursuant to
Section 4.9 indicating removal of Receivables from the Pooled Property.

          SECTION 11.2  Limitation on Rights of Certificateholders.
Nothing set forth in this Short Term Retail PSA, or contained in the terms of the Certificates, shall be construed so as to constitute the Holders as partners or members of an association. No Purchaser shall have any right by virtue or by availing itself of any provisions of this Short Term Retail PSA to institute any suit, action, or proceeding in equity or at law upon or under or with respect to this Short Term Retail PSA, unless such Purchaser previously shall have given to the Administrative Agent and the Agent a written notice of default and of the continuance thereof and unless the Required Purchasers shall have made written request upon the Administrative Agent to institute such action, suit, or proceeding in its own name as Administrative Agent under the Short Term Retail PSA and shall have offered to the Administrative Agent such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Administrative Agent shall have refused to institute any such action, suit or proceeding; provided that, if the Administrative Agent has not responded to such request within 60 days after its receipt of such notice, request and offer, the Administrative Agent shall be deemed to have refused to institute any such action. No one or more Purchasers shall have any right in any manner whatsoever by virtue or by availing itself or themselves of any provisions of this Short Term Retail PSA to affect, disturb or prejudice the rights of any other Purchasers, or to obtain or seek to obtain priority over or preference to any other such Purchaser or to enforce any right, under this Short Term Retail PSA, except in the manner provided in this Short Term Retail PSA and for the equal, ratable, and common benefit of all Purchasers. For the protection and enforcement of the provisions of this Section 11.2, each Purchaser and the Administrative Agent shall be entitled to such relief as can be given either at law or in equity.

          SECTION 11.3 Increased Costs. The Active Seller agrees that it shall pay all amounts (such amounts, "Increased Costs") which arise in the event that any of the following costs or events occur:

          (a) Reemployment Costs. The Sellers agree to indemnify each Purchaser and to hold each Purchaser harmless from any loss or expense, including, but not limited to, any such loss or expense arising from interest or fees payable by such Purchaser to lenders of funds obtained by it to purchase or maintain that portion of its Purchases hereunder with respect to which Certificate Interest is determined by reference to the LIBO Rate as a consequence of (i) default by such Seller in the performance of its obligations hereunder, (ii) the occurrence of a Service Default or an event which would, with the giving of notice or the passage of time, constitute a Service Default, (iii) the occurrence of an event referred to in Section 11.3(b) or 11.3(c), (iv) default by such Seller in selling a Receivables Group on any Transfer Date after having given notice of such sale, or (v) any reduction of the Senior Amount prior to the termination of an Accrual Period for which Certificate Interest is scheduled to be paid to the Purchasers. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by any Purchaser to such Seller shall be conclusive absent manifest error. This covenant shall survive termination of this Short Term Retail PSA.

          (b) Inability to Determine LIBO Rate. In the event that (a) the Agent determines (which determination shall be conclusive and binding upon the Sellers) that quotations of interest rates for the relevant deposits referred to in the definition of "LIBO Rate" are not being provided in the relevant amounts or for the relevant maturities for the purposes of determining rates of interest for the Purchases hereunder as provided herein, or (b) the Required Purchasers determine (which determination shall be conclusive and binding upon the Sellers) and shall notify the Agent that the rates of interest referred to in the definition of "LIBO Rate" as the basis upon which the rate of interest for Purchases hereunder is to be determined do not adequately cover the cost to the Purchasers of making or maintaining such Purchases, the Agent shall forthwith give telex notice of such determination, confirmed in writing, to the Active Seller and the Purchasers, whereupon until the Agent notifies the Active Seller and the Administrative Agent that the circumstances giving rise to such notice no longer exist, the Certificate Rate shall thereafter be calculated by reference to the Base Rate.

          (c) Illegality. Notwithstanding any other provision herein, if any law, regulation, treaty or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Purchaser to make or maintain its interest in its Senior Certificate because Certificate Interest on such Senior Certificate is based on the LIBO Rate and such Purchaser shall notify the Agent, the Administrative Agent and the Active Seller, then the portion of the Senior Amount applicable to such Purchaser shall thereafter bear interest at a rate determined by reference to the Base Rate. If any such change in the method of calculating interest occurs on a day which is not the last day of the Accrual Period, the Active Seller shall pay to the Agent for the account of such Purchaser the amounts, if any, as may be required pursuant to subsection 11.3(a).

          (d)  Additional Costs.   In the event that any law, regulation,
treaty or directive or any change therein or in the interpretation or application thereof or compliance by any Purchaser with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority enacted or made subsequent to the date hereof:

          (i) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Purchaser; or

         (ii)  does or shall impose on such Purchaser any other condition;

and the result of any of the foregoing is to increase the cost to such Purchaser of purchasing or maintaining its portion of the Senior Amount hereunder (such increase in cost, "Additional Costs") then, in any such case, the Active Seller shall promptly pay to the Agent for the account of such Purchaser, upon the written demand of such Purchaser to such Active Seller (with a copy to the Agent), so long as such Additional Costs are not otherwise included in the amounts required to be paid to such Purchaser pursuant to any other paragraph under this Section 11.3, any additional amounts necessary to compensate such Purchaser for such Additional Costs which such Purchaser deems to be material as determined by such Purchaser. If a Purchaser becomes entitled to claim any additional amounts pursuant to this subsection 11.3(d), it shall promptly notify the Active Seller, through the Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by a Purchaser, through the Agent, to the Active Seller shall be conclusive in the absence of manifest error.

          (e) Transfer of Commitments. Upon the occurrence of any of the events specified in subsections 11.3(c) or 11.3(d), each Purchaser whose Short Term Commitments are affected by any such event agrees that it will transfer such Short Term Commitments affected by any such event to another branch office (or, if such Purchaser so elects, to an Affiliate) of such Purchaser, provided that such transfer shall be made only if such Purchaser shall have determined in good faith (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) that,
(a) on the basis of existing circumstances, such transfer will avoid such events and will not result in any additional costs, liabilities or expenses to such Purchaser or to the Active Seller and (b) such transfer is otherwise consistent with the interests of such Purchaser.

          (f) Changes in Capital Requirements. (i) In the event that, in the opinion of counsel for any Purchaser (which may, in the discretion of such Purchaser, be such Purchaser's internal counsel), compliance with any law, rule, regulation or guideline, or any change therein or in the interpretation or application thereof or compliance by any Purchaser with any request or directive (whether or not having the force of law) from any central bank or Governmental Authority enacted or made subsequent to the date hereof shall affect the amount of capital required or expected to be maintained by such Purchaser or any corporation controlling such Purchaser and the amount of such capital that is required or expected to be maintained is increased by or based upon the Short Term Commitment of such Purchaser under this Short Term Retail PSA or any participation agreement entered into pursuant to subsection 9.6 of the Short Term RPA, as applicable (such event, a "Change in Law"), such affected Purchaser shall notify the Active Seller and the Agent within 90 days after such affected Purchaser shall first be required to comply with such Change in Law. At the time of such notification such affected Purchaser shall provide the Active Seller with a written statement setting forth the amount that would adequately compensate such affected Purchaser for the costs associated with its compliance with such Change in Law and setting forth in reasonable detail the assumptions upon which such affected Purchaser calculated such amount, and a copy of the opinion of counsel referred to in the preceding sentence. Such affected Purchaser shall allocate to the Active Seller the costs associated with such Change in Law in such a way that the proportion of (i) such costs that are allocated to the Active Seller to (ii) the total of such costs of such affected Purchaser associated with such Change in Law as it relates to all commitments of such Purchaser to its customers of similar creditworthiness as the Active Seller, is substantially the same as the proportion of (i) the Short Term Commitment of such affected Purchaser under this Short Term Retail PSA or such participation agreement to (ii) the total of all commitments by such affected Purchaser to its customers of similar creditworthiness as the Active Seller.

          (ii) Upon the occurrence of any Change in Law, each Purchaser whose Short Term Commitment hereunder is affected by such Change in Law shall transfer its Short Term Commitment to another branch office (or, if such Purchaser so elects, to an Affiliate) of such Purchaser, provided that such transfer shall be made only if such Purchaser shall have determined in good faith (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) that, (i) on the basis of existing circumstances, such transfer will avoid or reduce the additional payments resulting from such Change in Law and will not result in any additional costs, liabilities or expenses to such Purchaser (unless the Active Seller agrees to pay such additional costs, liabilities or expenses of such Purchaser) and (ii) such transfer is otherwise consistent with the interests of such Purchaser.

          (g) Taxes. (i) In the event that the adoption of any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof, in each case after the date hereof, shall require any Taxes (as hereinafter defined) to be withheld or deducted from any amount payable to the Agent, the Administrative Agent or any Purchaser under this Short Term Retail PSA, upon notice by such Person to the Active Seller (with a copy to the Agent) to the effect that (A) as a result of the adoption of such law, rule, regulation, treaty or directive or a change therein or in the interpretation thereof, Taxes are being withheld or deducted from amounts payable to such Person under this Short Term Retail PSA and (B) such Purchaser has taken all action required to be taken by it to avoid the imposition of such Taxes pursuant to clause (iii) below prior to demanding indemnification under this clause (i), the Active Seller will pay to the Agent for the account of such Person additional amounts so that such additional amounts, together with amounts otherwise payable under this Short Term Retail PSA, will yield to such Person, after deduction from such increased amount of all Taxes required to be withheld or deducted therefrom, the amount stated to be payable under this Short Term Retail PSA. The term "Taxes" shall mean all net income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, imposed, levied, collected, withheld or assessed by any country (or by any political subdivision or taxing authority thereof or therein), excluding, with respect to any Purchaser, net income and franchise taxes imposed with respect to net income of any country (or any political subdivision or taxing authority thereof or therein) where such Person is organized or where such Person's credit commitments are booked. If the Active Seller fails to pay any Taxes when due following notification by the Agent, the Administrative Agent or any Purchaser as provided above, the Active Seller shall indemnify such Person for any incremental taxes, interest or penalties that may become payable by any such Person as a result of any such failure by the Active Seller to make such payment.

         (ii) Each Purchaser that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Active Seller and the Agent (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9 or successor form. Each such Purchaser also agrees to deliver to the Active Seller and the Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Active Seller, and such extensions or renewals thereof as may reasonably be requested by the Active Seller or the Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Purchaser from duly completing and delivering any such form with respect to it and such Purchaser so advises the Active Seller and the Agent. Such Purchaser shall certify (X) in the case of Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (Y) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax.

        (iii) No Purchaser may request indemnification for any Taxes from the Active Seller under clause (i) above to the extent that such Taxes would have been avoided or reduced by such Purchaser's transfer of its Short Term Commitments affected by such event to another office of such Purchaser (or to an Affiliate of such Purchaser), by such Purchaser's properly claiming the benefit of any exemption from or reduction of such Taxes (whether provided by statute, treaty or otherwise), including, without limitation, by delivering the forms required by clause (ii) above, or by such Purchaser's taking any other action which in its judgment is reasonable to avoid or reduce such Taxes, provided that such Purchaser shall not be required to (A) take any action which in the reasonable judgment of such Purchaser could directly or indirectly result in any increased cost or expense or in any loss of opportunity to such Purchaser unless the Active Seller shall have provided to such Purchaser indemnity or reimbursement therefor in form and substance reasonably satisfactory to such Purchaser or (B) claim or apply any tax credit against such Taxes.

         (iv) Within 30 days after the payment by the Active Seller of any income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, withheld or deducted from any amount payable to the Agent, the Administrative Agent or any Purchaser under this Short Term Retail PSA and irrespective of whether such Person is entitled to demand indemnification in respect thereof under clause (i) above, the Active Seller will furnish to such Person (with a copy to the Agent), the original or a certified copy of a receipt evidencing payment thereof.

          SECTION 11.4 Payment of Expenses; Indemnity. (a) The Servicer agrees to pay or reimburse the Administrative Agent and the Agent for all their reasonable and customary out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, or any waiver of, this Short Term Retail PSA and any other document executed and delivered in connection herewith, including, without limitation, the fees and disbursements of counsel to the Administrative Agent and the Agent.

          (b) The Servicer agrees to pay, indemnify, and hold each Purchaser, the Agent and the Administrative Agent harmless from and against any and all actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, performance, administration or enforcement of this Short Term Retail PSA (the "indemnified liabilities"), except with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such Person. The agreements in this subsection shall survive repayment of the Senior Amount and all other amounts payable hereunder.

          SECTION 11.5 GOVERNING LAW. THIS SHORT TERM RETAIL PSA SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES UNDER THIS SHORT TERM RETAIL PSA SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.

          SECTION 11.6 Notices. All demands, notices, and communications under this Short Term Retail PSA shall be delivered in accordance with
Section 9.2 of the Short Term RPA.

          SECTION 11.7 Severability of Provisions. If any one or more of the covenants, provisions or terms of this Short Term Retail PSA shall be for any reason whatsoever held invalid, then such covenants, provisions or terms shall be deemed severable from the remaining covenants, provisions or terms of this Short Term Retail PSA, and shall in no way affect the validity or enforceability of the other provisions of this Short Term Retail PSA or of the Certificates or the rights of the Holders thereof.

          SECTION 11.8 Intention of Parties. (a) The execution and delivery of this Short Term Retail PSA shall constitute an acknowledgement by the Sellers, the Agent, the Administrative Agent and each Certificateholder that they do not intend to establish (for Federal tax purposes) an association taxable as a corporation. The powers granted and obligations undertaken in this Short Term Retail PSA shall be construed so as to further such intent.

          (b) It is the intent of the Sellers and the Purchasers that, for federal, state and local income and franchise tax purposes, the Senior Certificates will be evidence of indebtedness of the Sellers secured by the Pooled Property. Each Seller, by entering into this Short Term Retail PSA, and each Purchaser by the acceptance of its Senior Certificate, agrees to treat the Senior Certificates for federal, state and local income and franchise tax purposes as indebtedness of the Sellers, except as otherwise required by law or any tax authorities.

          SECTION 11.9 Counterparts. For the purpose of facilitating the execution of this Short Term Retail PSA and for other purposes, this Short Term Retail PSA may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

          SECTION 11.10 Survival of Representations and Warranties. All representations and warranties made herein shall survive the execution and delivery of this Short Term Retail PSA and the Certificates.

          SECTION 11.11 No Petition. Each of the Servicer, the Agent, the Administrative Agent and each Purchaser hereby covenants and agrees that such Person shall not at any time institute against any Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any Federal or state bankruptcy or similar law.


          IN WITNESS WHEREOF, the parties have caused this Short Term Retail PSA to be duly executed and delivered in New York, New York by their respective officers thereunto duly authorized as of the day and year first above written.

                                   AMERICAN AUTO RECEIVABLES
                                    COMPANY, as the Initial Seller


                                   By: /s/ John J. Shea
                                   Title:  Assistant Treasurer


                                   CHRYSLER CREDIT CORPORATION


                                   By: /s/ D.A. Robison
                                   Title:  Vice President
                                           and Treasurer


                                   CHEMICAL BANK, as Agent and
                                     as Administrative Agent


                                   By: /s/ Karen Sager
                                   Title:  Vice President

                                                                 ANNEX 1 to
                                                  the Short Term Retail PSA

                                  SCHEDULE OF
                                  DEFINITIONS

          The following words and phrases shall have the following meanings:

     "Accrual Period" means, with respect to any Distribution Date, the period from and including the preceding Distribution Date (or, with respect to the initial Accrual Period, from the initial Transfer Date) to but excluding such Distribution Date.

     "Active Seller" means the Seller which became party to the Short Term Retail PSA last in time.

     "Addendum" shall mean an instrument, substantially in the form of Exhibit A to the Short Term RPA, by which a Purchaser becomes a party to the Short Term Retail PSA and the Short Term RPA.

     "Addition Notice" means, with respect to the transfer of a Receivables Group to the Purchasers pursuant to Section 2.1 of the Short Term Retail PSA, notice, which (i) shall be given not later than 10 days prior to the related Transfer Date, of the Active Seller's designation of such Receivables Group to be transferred to the Purchasers and (ii) shall include (A) the aggregate Principal Balance of such Receivables Group and
(B) the Schedule of Anticipated Collections with respect to such Receivables Group.

     "Additional Seller Supplement" shall mean an instrument, substantially in the form of Exhibit H to the Short Term Retail PSA, by which a Seller becomes a party to the Short Term Retail PSA and the Short Term RPA.

     "Adjusted Weighted Average APR" shall mean, with respect to the Receivables Group transferred on any Transfer Date, the sum of (i) the weighted average APR with respect to such Receivables Group and (ii) the APR Increment designated by the Active Seller on such Transfer Date.

     "Advance" means either a Precomputed Advance or Simple Interest Advance or both, as applicable.

     "Affiliate" shall have the meaning assigned in the Short Term RPA.

     "Aggregate Commitment" shall mean the "Short Term Aggregate Commitment Amount" as defined in the Short Term RPA.

     "Aggregate Invested Amount" shall mean the "Aggregate Invested Amount" as defined in the Short Term RPA.

     "Aggregate Original Pool Balance" means, with respect to each Transfer Date, the aggregate Principal Balance of the Receivables Group transferred on each such date.

     "Amortizing Payment" means with respect to each Fixed Value Receivable and each Collection Period prior to the date on which the Fixed Value Payment is due, the amount specified on the applicable Contract in the payment schedule as the "Amount of Each Payment", except that in the case of a prepayment, liquidation or repurchase by a Seller or purchase by the Servicer the Amortizing Payment shall be equal to the aggregate "Amount of Each Payment" which has not yet been paid for the period through and including the last payment prior to the date when the Fixed Value Payment is due less the amount of the unearned finance charges under the related Contract allocable to such amount in accordance with the Servicer's customary procedures.

     "Amount Financed" means (a) with respect to a Standard Receivable the amount advanced under the Standard Receivable toward the purchase price of the Financed Vehicle and any related costs, exclusive of any amount allocable to the premium of force-placed physical damage insurance covering the Financed Vehicle and (b) with respect to a Fixed Value Receivable the "Amount Financed" means an amount equal to the present value of the fixed level payment monthly installments (not including the amount designated as the Fixed Value Payment) under the Fixed Value Receivable, assuming that each payment is made on the due date in the month in which such payment is due, discounted at the APR for such Fixed Value Receivable.

     "Applicable Senior Percentage" means (i) prior to the Retail
Commitment Termination Date, the Senior Percentage; (ii) otherwise, 100%.

     "Applicable Subordinated Percentage" means 100% minus the Applicable Senior Percentage.

     "APR" of a Receivable means the annual rate of finance charges stated in the related Contract.

     "APR Increment" means, with respect to the Receivables Group transferred on any Transfer Date, the positive number designated by the Active Seller on such date, which number represents the positive difference, if any, between (a) the cap strike price set forth in the related Interest Rate Cap Agreement entered into by the Active Seller on such Transfer Date and (b) the weighted average APR for such Receivables Group as set forth in the Schedule of Anticipated Collections delivered in respect of such date.

     "Assignment" shall have the meaning assigned in Section 3.3 of the Short Term Retail PSA.

     "Available Amounts" shall have the meaning specified in Section 5.6(a) of the Short Term Retail PSA and shall be determined by the priority set forth in such definition.

     "Base Rate" shall have the meaning assigned in the Short Term RPA.

     "Business Day" shall have the meaning assigned in the Short Term RPA.

     "Cap Provider" means each counterparty to an Interest Rate Cap Agreement, the long-term debt of which is rated at least A by S&P or Moody's.

     "CFC" means Chrysler Financial Corporation, a Michigan corporation.

     "CFC Revolving Credit Agreement" shall have the meaning assigned in the Short Term RPA.

     "Certificate" shall mean any Senior Certificate or the Subordinated Certificate.

     "Certificate Account" means the account or accounts established and maintained as such pursuant to Section 5.1 of the Short Term Retail PSA.

     "Certificateholder" or "Holder" means the Person in whose name a Certificate is registered in the Register.

     "Certificate Interest" means interest payable in respect of the Certificates.

     "Certificate Principal" means principal payable in respect of the Certificates.

     "Certificate Rate" for each Accrual Period means the rate per annum equal to the LIBO Rate applicable to such Accrual Period plus the Eurodollar Margin, calculated on the basis of the actual number of days elapsed during such Accrual Period divided by 360; provided that if the Senior Amount is increased on a day other than a Distribution Date, interest shall accrue on such increase at the Base Rate for the period from such day to the day prior to the next succeeding Distribution Date and shall be calculated on the basis of the actual number of days in such Accrual Period and a 365/6 day year.

     "Collection Account" means the account or accounts established and maintained as such pursuant to Section 5.1 of the Short Term Retail PSA.

     "Collection Period" means each calendar month during the term of the Short Term Retail PSA.

     "Commitment Percentage" shall have the meaning assigned in the Short Term RPA.

     "Commitment Termination Event" shall have the meaning assigned in the Short Term RPA.

     "Commitment Transfer Supplement" shall have the meaning assigned in the Short Term RPA.

     "Computer Tape" means the computer tape generated by the Servicer on behalf of a Seller which provides information relating to the Receivables.

     "Contract" means a motor vehicle retail installment sale contract.

     "Cutoff Date" means the last day of the calendar month preceding the calendar month in which the related Transfer Date occurs.

     "Dealer" means the dealer who sold a Financed Vehicle and who originated and assigned the respective Receivable to CCC under an existing agreement between such dealer and CCC.

     "Default Rate" shall have the meaning assigned in the Short Term RPA.

     "Deposit Date" means, with respect to any Collection Period, the Business Day immediately preceding the related Distribution Date.

     "Determination Date" means, with respect to any Distribution Date, the later of the eighth Business Day and the eleventh calendar day of the calendar month in which such Distribution Date occurs.

     "Distribution Date" means, with respect to each Collection Period, the fifteenth day of the following month, or if the fifteenth day is not a Business Day, the next following Business Day.

     "Effective Date" shall have the meaning assigned in Section 3.1 of the Short Term Retail PSA.

     "Eligible Institution" means any depository institution or trust company incorporated under the laws of the United States of America or any state thereof which is subject to supervision and examination by federal or state banking or depository institution authorities, or any depository institution or trust company incorporated under the laws of any foreign jurisdiction which has a branch or agency located in the United States of America and which depository institution, trust company or branch (i) is subject to supervision and examination by federal or state banking or depository institution authorities and (ii) the commercial paper, if any, of which has a credit rating from Moody's and S&P of at least P-1 and A-1, respectively, and the long-term unsecured debt obligations of which have a credit rating from Moody's and S&P of at least A, in each case at the time of the investment or contractual commitment to invest therein.

     "Eligible Investments" mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

          (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

          (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of S&P and Moody's in the highest investment category granted thereby;

          (c) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each of S&P and Moody's in the highest investment category granted thereby;

          (d) investments in money market funds having a rating from each of S&P and Moody's in the highest investment category granted thereby (including funds for which the Trustee (as defined in the Short Term Wholesale Series Supplement referred to in the Short Term RPA) or any of its Affiliates is investment manager or advisor);

          (e) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC;

          (f) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above; and

          (g) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with (i) a depository institution or trust company (acting as principal) described in clause (b) or
     (ii) a depository institution or trust company the deposits of which are insured by FDIC.

     "Eligible Servicer" means a Person which, at the time of its appointment as subservicer or successor Servicer, (i) is servicing a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle loans, (ii) is legally qualified, and has the capacity, to service the Receivables, (iii) has demonstrated the ability to professionally and competently service a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle loans similar to the Contracts in accordance with high standards of skill and care, and (iv) is qualified and entitled to use, pursuant to a license or other written agreement, and agrees, to the extent set forth in such license or written agreement, to maintain the confidentiality of, the software which such subservicer or successor Servicer uses in connection with performing its duties and responsibilities under the Short Term Retail PSA or obtains rights to use, or develops at its own expense, its own software which is adequate to perform its duties and responsibilities under the Short Term Retail PSA.

     "Eurodollar Margin" shall have the meaning assigned in the Short Term
RPA.

     "Expiration Date" shall mean the "Short Term Commitment Termination Date" as defined in the Short Term RPA.

     "Financed Vehicle" means an automobile or light-duty truck, together with all accessions thereto, securing an Obligor's indebtedness under the respective Standard Receivable or Fixed Value Receivable, as the case may be.

     "Fixed Value Payment" means with respect to each Fixed Value Receivable, the amount specified on the applicable Contract as the "Amount of Fixed Value Payment" reduced (i) in the case of a prepayment or repurchase, by the amount of the unearned finance charges under the related Contract allocable to such payment in accordance with the Servicer's customary procedures and (ii) in the case of a liquidation, by the excess of Liquidation Proceeds collected by the Servicer over the Amortizing Payment on such date.

     "Fixed Value Receivable" means any Contract listed on Schedule II (which Schedule may be in the form of microfiche), as such Schedule shall be supplemented to reflect the transfer of each Receivables Group to the Purchasers pursuant to Section 2.1 of the Short Term Retail PSA, which provides for amortization of the loan over a series of fixed level payment monthly installments in accordance with the actuarial method, the simple interest method or the Rule of 78s but also requires a final payment which is greater than the scheduled monthly payments and is due after payment of such scheduled monthly payments and which may be made by (i) payment in full in cash of a fixed value amount, (ii) return of the Financed Vehicle to the Servicer provided certain conditions are satisfied or
(iii) refinancing the Fixed Value Payment in accordance with certain conditions.

     "Governmental Authority" shall have the meaning assigned in the Short Term RPA.

     "Increased Costs" shall have the meaning specified in Section 11.3 of the Short Term Retail PSA.

     "Insurance Policies" means all comprehensive and collision, fire and theft insurance policies maintained by the Obligors with respect to the Financed Vehicles, any credit and disability insurance maintained by the Obligors and benefitting CCC.

     "Interest Distribution Amount" means, with respect to any Distribution Date, the sum of the following amounts, without duplication, in respect of the preceding Collection Period: (a) that portion of all collections on Receivables (including, in the case of Precomputed Receivables, amounts withdrawn from the Payahead Account but excluding amounts deposited into the Payahead Account) allocable to interest, (b) Liquidation Proceeds with respect to the Receivables to the extent allocable to interest due thereon in accordance with the Servicer's customary servicing procedures, (c) all Advances made by the Servicer of interest due on Receivables, (d) the Repurchase Amount of each Receivable that became a Repurchased Receivable during such Collection Period to the extent attributable to accrued interest on such Receivable, (e) Recoveries for such Collection Period,
(f) Investment Earnings for such Distribution Date, (g) amounts payable under the Interest Rate Cap Agreement on or prior to such Distribution Date and (h) an amount equal to the aggregate Monthly Yield Account Withdrawals with respect to such Distribution Date; provided, however, that in calculating the Interest Distribution Amount the following will be excluded: (i) amounts received on Precomputed Receivables to the extent of any unreimbursed Precomputed Advances of interest; (ii) Liquidation Proceeds with respect to a particular Precomputed Receivable to the extent of any unreimbursed Precomputed Advances of interest; (iii) all payments and proceeds (including Liquidation Proceeds) of any Repurchased Receivables the Repurchase Amount of which has been included in the Interest Distribution Amount in a prior Collection Period; (iv) the sum for all the Simple Interest Receivables received during such preceding Collection Period in excess of the amount of interest that would be due on the aggregate Principal Balance of the Simple Interest Receivables during such Collection Period at their respective APRs if a payment were received on each Simple Interest Receivable during such Collection Period on the date payment is due under the terms of such Simple Interest Receivable; and
(v) Liquidation Proceeds with respect to a Simple Interest Receivable attributable to accrued and unpaid interest thereon (but not including interest for the then current Collection Period) but only to the extent of any unreimbursed Simple Interest Advances.

     "Interest Rate Cap Agreement" means each agreement (including schedules thereto and confirmations delivered thereunder) between each Active Seller and the Cap Provider named therein, each in a form that shall be reasonably satisfactory to the Agent.

     "Invested Amount" with respect to any Purchaser, at any date of determination, means the aggregate amounts paid by such Purchaser for its Senior Certificate less the aggregate amounts of payments distributed as principal on account of its Senior Certificate.

     "Investment Earnings" means, with respect to any Distribution Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Trust Accounts on such Distribution Date, which earnings shall be deposited into the Certificate Account on the Deposit Date preceding such Distribution Date.

     "LIBO Rate" shall have the meaning assigned in the Short Term RPA.

     "Lien" means a security interest, lien, charge, pledge or encumbrance of any kind, other than tax liens, mechanics' liens and any liens which attach to the respective Receivable by operation of law as a result of any act or omission by the related Obligor.

     "Liquidated Receivable" means any Receivable liquidated by the Servicer through the sale of a Financed Vehicle or otherwise.

     "Liquidation Proceeds" means, with respect to any Liquidated Receivable, the moneys collected in respect thereof, from whatever source on a Liquidated Receivable during the Collection Period in which such Receivable became a Liquidated Receivable, net of the sum of any amounts expended by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivable.

     "Long Term Retail PSA": the Long Term Participation and Servicing Agreement, dated as of May 23, 1994, among the Retail Sellers, CCC, the Banks, the Agent and the Administrative Agent, substantially in the form of Exhibit B to the Long Term RPA, as the same may be amended, supplemented or otherwise modified from time to time.

     "Long Term RPA": the Long Term Receivables Purchase Agreement, dated as of May 23, 1994, among CFC, CCC, the Wholesale Seller, the Retail Sellers, the Banks, the Agent and the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time.

     "Minimum Reserve Account Balance" at any date means .75% of the sum of the Aggregate Original Pool Balance for all Receivables Groups transferred on or prior to such date, except for any Receivables Group the Receivables of which have a Principal Balance equal to zero at such date.

     "Monthly Yield Account Withdrawal" means, with respect to any Distribution Date and any then outstanding Receivables Group for which a Yield Deposit was made on the related Transfer Date, an amount to be withdrawn from the Yield Account on such date (to the extent of deposits available therefor), which amount shall equal the product of (a) the APR Increment in respect of such Receivables Group divided by 12 and (b) the aggregate Principal Balance of the Receivables included in such Receivables Group as of the first day of the related Collection Period.

     "Moody's" means Moody's Investors Service, Inc., or its successor.

     "Obligor" on a Receivable means the purchaser or co-purchasers of the Financed Vehicle and any other Person who owes payments under the Receivable.

     "Officer's Certificate" means a certificate signed by (a) a Responsible Officer and (b) a treasurer, assistant treasurer, secretary or assistant secretary of any Seller, CFC or the Servicer, as appropriate.

     "Opinion of Counsel" means one or more written opinions of counsel who may be an employee of or counsel to any Seller or the Servicer, which counsel shall be acceptable to the Agent.

     "Outstanding Precomputed Advances" on the Precomputed Receivables means the sum, as of the close of business on the last day of a Collection Period, of all Precomputed Advances as reduced as provided in Section 5.4(a) of the Short Term Retail PSA.

     "Outstanding Simple Interest Advances" on the Simple Interest Receivables means the sum, as of the close of business on the last day of a Collection Period, of all Simple Interest Advances as reduced as provided in Section 5.4(b) of the Short Term Retail PSA.

     "Payahead" on a Precomputed Receivable means the amount, as of the close of business on the last day of a Collection Period, computed in accordance with Section 5.3 of the Short Term Retail PSA with respect to such Receivable.

     "Payahead Account" means the account designated as such, established and maintained pursuant to Section 5.1 of the Short Term Retail PSA.

     "Payahead Balance" on a Precomputed Receivable means the sum, as of the close of business on the last day of a Collection Period, of all Payaheads made by or on behalf of the Obligor with respect to such Precomputed Receivable, as reduced by applications of previous Payaheads with respect to such Precomputed Receivable, pursuant to Sections 5.3 and
5.4 of the Short Term Retail PSA.

     "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

     "Pool Balance" as of any date of determination, means the aggregate Principal Balance of the Receivables (excluding Repurchased Receivables and Liquidated Receivables) on such date.

     "Pooled Property" means (i) the Receivables, (ii) certain monies due in respect thereof on or after the related Cutoff Date, (iii) funds deposited in the Trust Accounts, (iv) all of each Seller's rights, remedies, powers and privileges under the Purchase Agreement and each Interest Rate Cap Agreement to which it is a party, (v) security interests in the Financed Vehicles securing the Receivables and (vi) any proceeds from claims on the Insurance Policies.

     "Precomputed Advance" means the amount, as of the close of business on the last day of a Collection Period, which the Servicer is required to advance on the related Precomputed Receivable pursuant to Section 5.4(a) of the Short Term Retail PSA.

     "Precomputed Receivable" means any Receivable under which the portion of a payment allocable to earned interest (which may be referred to in the related Contract as an add-on finance charge) and the portion allocable to the Amount Financed is determined according to the sum of periodic balances or the sum of monthly balances or any equivalent method or are monthly actuarial receivables.

     "Principal Balance" of (a) a Precomputed Receivable, as of the close of business on the last day of a Collection Period, means the Amount Financed minus the sum of (i) that portion of all Scheduled Payments due on or prior to such day, which Scheduled Payments shall have been made by or on behalf of the related Obligor, allocable to principal using the actuarial or constant yield method, (ii) any refunded portion of extended warranty protection plan costs or of physical damage, credit life or disability insurance premiums included in the Amount Financed, (iii) any payment of the Repurchase Amount with respect to the Precomputed Receivable allocable to principal and (iv) any prepayment in full or any partial prepayments applied to reduce the Principal Balance of the Precomputed Receivable and (b) a Simple Interest Receivable, as of the close of business on the last day of a Collection Period, means the Amount Financed minus the sum of (i) the portion of all payments made by or on behalf of the related Obligor on or prior to such day and allocable to principal using the Simple Interest Method and (ii) any payment of the Repurchase Amount with respect to the Simple Interest Receivable allocable to principal.

     "Principal Distribution Amount" means, with respect to any Distribution Date, the sum of the following amounts, without duplication, in respect of the preceding Collection Period: (a) that portion of all collections on Receivables (including, with respect to Precomputed Receivables, amounts withdrawn from the Payahead Account but excluding amounts deposited into the Payahead Account) allocable to principal,
(b) Liquidation Proceeds attributable to the principal amount of Receivables which became Liquidated Receivables during such Collection Period in accordance with the Servicer's customary servicing procedures, plus the amount of Realized Losses with respect to such Liquidated Receivables, (c) all Precomputed Advances made by the Servicer of principal due on the Precomputed Receivables, (d) to the extent attributable to principal, the Repurchase Amount of each Receivable that became a Repurchased Receivable during such Collection Period, (e) partial prepayments on Precomputed Receivables relating to refunds of extended warranty protection plan costs or of physical damage, credit life or disability insurance policy premiums, but only if such costs or premiums were financed by the respective Obligor as of the date of the original contract and only to the extent not included under clause (a) above and
(f) on the Distribution Date immediately preceding the Scheduled Maturity Date, any amounts advanced by the Servicer on such Distribution Date with respect to principal on the Receivables; provided, however, that in calculating the Principal Distribution Amount the following will be excluded: (i) amounts received on Precomputed Receivables to the extent that the Servicer has previously made an unreimbursed Precomputed Advance of principal, (ii) Liquidation Proceeds with respect to a particular Precomputed Receivable to the extent of any unreimbursed Precomputed Advances of principal, (iii) all payments and proceeds (including Liquidation Proceeds) of any Repurchased Receivables the Repurchase Amount of which has been included in the Principal Distribution Amount in a prior Collection Period and (iv) Recoveries.

     "Purchase" shall have the meaning specified in Section 2.1 of the Short Term Retail PSA.

     "Purchase Agreement" means the Short Term Purchase and Sale Agreement between CFC, as seller, and each Seller, as buyer, substantially in the form of Exhibit D to the Short Term Retail PSA, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms of the Short Term Retail PSA.

     "Purchase Commitment" means with respect to any Purchaser and with respect to a Purchase on any Transfer Date, the product of (a) such Purchaser's Commitment Percentage and (b) the aggregate Purchase Price of the Receivables sold on such date, which amount such Purchaser shall pay to make such Purchase.

     "Purchase Percentage" as to any Purchaser on any date of determination means the percentage of the Senior Amount represented by the Senior Certificate or Senior Certificates held by such Purchaser on such date of determination.

     "Purchase Price" means on any Transfer Date the product of (a) one minus the Subordinated Percentage and (b) the aggregate Principal Balance of the Receivables Group being transferred on such date.

     "Realized Losses" means the excess of the Principal Balance of any Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal.

     "Reallocated Payments" shall have the meaning assigned in Section 5.7(c) of the Short Term Retail PSA.

     "Receivable" means (i) any Standard Receivable and (ii) the Amortizing Payments with respect to any Fixed Value Receivable.

     "Receivable Files" means the documents specified in Section 2.7 of the Short Term Retail PSA.

     "Receivables Group" means with respect to any Transfer Date the Standard Receivables and Fixed Value Receivables transferred to the Purchasers pursuant to Section 2.1 of the Short Term Retail PSA, which shall be listed on Schedules II and III, respectively.

     "Record Date" means, in respect of each Accrual Period, the last day of each calendar month.

     "Recoveries" means, with respect to any Liquidated Receivable, monies collected in respect thereof, from whatever source, during any Collection Period following the Collection Period in which such Receivable became a Liquidated Receivable, net of the sum of any amounts expended by the Servicer for the account of the Obligor and any amounts required by law to be remitted to the Obligor.

     "Related Property" means the collective reference to the property referred to in clauses (ii) through (vi) of the definition of Pooled Property.

     "Repurchase Amount" means the amount, as of the close of business on the last day of a Collection Period, required to prepay in full the respective Receivable under the terms thereof, including interest thereon which shall accrue through the date of such repurchase.

     "Repurchased Receivable" means a Receivable purchased as of the close of business on the last day of a Collection Period by the Servicer pursuant to Section 4.7 of the Short Term Retail PSA or by the Seller pursuant to
Section 2.6 of the Short Term Retail PSA.

     "Required Purchasers" means "Required Banks", as defined in the Short Term RPA.

     "Requirement of Law" shall have the meaning assigned in the Short Term
RPA.

     "Reserve Account" means the account established and maintained as such pursuant to Sections 5.1 and 5.7 of the Short Term Retail PSA.

     "Reserve Account Deposit" means with respect to each Transfer Date an amount equal to the difference, if any, between the Minimum Reserve Account Balance and the Specified Reserve Account Balance, in each case, as of such date.

     "Reset Date" with respect to any Accrual Period means the Distribution Date following the last day of such Accrual Period.

     "Responsible Officer" shall have the meaning assigned in the Short
Term RPA.

     "Retail Commitment Termination Date" shall mean the earliest to occur of (i) a Retail Portfolio Termination Event or (ii) a Commitment
Termination Event.

     "Retail Portfolio Termination Event" shall have the meaning assigned in the Short Term RPA.

     "S&P" means Standard & Poor's Ratings Group, a division of
McGraw-Hill, or its successor.

     "Schedule of Anticipated Collections" means, with respect to a Receivables Group transferred on any Transfer Date, a schedule, substantially in the form of Exhibit J to the Short Term Retail PSA and delivered along with the related Addition Notice, on which the Servicer will set forth (i) the scheduled payments of principal and interest in respect of such Receivables Group (assuming a prepayment rate on the Receivables included in such Receivables Group of an amount equal to the product of (a) 1.1% per month and (b) the aggregate Principal Balance of the Receivables included in such Receivables Group as of the first day of the related Collection Period), (ii) the weighted average APR with respect to such Receivables Group and (iii) the Yield Deposit, if any, to be deposited by the Servicer in the Yield Account with respect to such Receivables Group on such date.

     "Scheduled Maturity Date" means the Distribution Date falling in the 66th month following the Expiration Date.

     "Scheduled Payment" on a Precomputed Receivable means that portion of the payment required to be made by the Obligor during the respective Collection Period sufficient to amortize the Principal Balance under the actuarial method over the term of the Receivable and to provide interest at the APR.

     "Seller" has the meaning assigned in the preamble.

     "Seller Addition Date" shall have the meaning assigned in Section 3.2 of the Short Term Retail PSA.

     "Seller Subordinated Note" means, with respect to any Transfer Date, a note, substantially in the form of Exhibit G to the Short Term Retail PSA, executed by the Active Seller and delivered to CFC pursuant to the Purchase Agreement, which note shall represent monies borrowed by the Active Seller from CFC from time to time to fund the purchase of Receivables by the Active Seller from CFC pursuant to the Purchase Agreement.

     "Senior Amount" at any date of determination means the aggregate amounts paid by the Purchasers for the Senior Certificates less the aggregate amount of payments distributed as principal on account of the Senior Certificates.

     "Senior Certificate" means a certificate executed by the Seller and delivered to a Purchaser, substantially in the form of Exhibit A to the Short Term Retail PSA.

     "Senior Certificate Supplement" shall mean an instrument, substantially in the form of Exhibit I to the Short Term Retail PSA, by which a Seller becomes a party to the Senior Certificate.

     "Senior Percentage" means, as of any Distribution Date, the percentage equivalent of a fraction the numerator of which is the Senior Amount as of the last day of the related Collection Period and the denominator of which is the Pool Balance as of the last day of the related Collection Period.

     "Service Default" means an event specified in Section 9.1 of the Short Term Retail PSA.

     "Servicer" means CCC in its capacity as Servicer of the Receivables, and each successor to CCC (in the same capacity) pursuant to Sections 8.4 and 9.2 of the Short Term Retail PSA.

     "Servicer's Certificate" has the meaning specified in Section 4.9 of the Short Term Retail PSA.

     "Servicing Fee" with respect to a Collection Period means the fee payable to the Servicer for services rendered during such Collection Period pursuant to Section 4.8 of the Short Term Retail PSA.

     "Shortfall" means on any Distribution Date the amount, if any, by which the amounts required to be distributed on such date to the Purchasers as interest or principal exceeds Available Amounts as calculated on such date.

     "Shortfall Interest" shall have the meaning assigned in Section 5.6(a) of the Short Term Retail PSA.

     "Short Term Commitment" shall have the meaning assigned in the Short Term RPA.

     "Short Term Commitment Termination Date" shall have the meaning assigned in the Short Term RPA.

     "Short Term Retail PSA" means the Short Term Participation and Servicing Agreement, dated as of May 23, 1994, among CCC, the Purchasers, the Sellers, the Agent and the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time.

     "Short Term RPA" means the Short Term Receivables Purchase Agreement, dated as of the date hereof, among the Sellers, CCC, CFC, the Purchasers, the Agent and the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time.

     "Simple Interest Advance" means the amount of interest, as of the close of business on the last day of a Collection Period, which the Servicer is required to advance on the Simple Interest Receivables pursuant to Section 5.4(b) of the Short Term Retail PSA.

     "Simple Interest Method" means the method of allocating a fixed level payment to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest multiplied by the unpaid principal balance multiplied by the period of time elapsed since the preceding payment of interest was made and the remainder of such payment is allocable to principal.

     "Simple Interest Receivable" means any Receivable under which the portion of a payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

     "Specified Reserve Account Balance" at any date of determination means the amount on deposit in the Reserve Account at the close of business of such day.

     "Standard Receivable" means any receivable for which the related Contract provides that fixed level monthly payments be made by the Obligor thereunder for the entire term of such Contract; each such Standard Receivable shall be listed on Schedule I (which Schedule may be in the form of microfiche), as such Schedule shall be amended to reflect the transfer of any subsequent Receivables Group to the Purchasers pursuant to Section
2.1 of the Short Term Retail PSA.

     "Subordinated Certificate" means the certificate executed and held by the Seller, substantially in the form of Exhibit B to the Short Term Retail PSA, which certificate represents an interest in the Pooled Property equal to the difference, at any date, between the Pool Balance and the Senior Amount, each as of such date.

     "Subordinated Percentage" at any date means 9%; provided that on any Transfer Date the Subordinated Percentage with respect to any Receivables Group purchased on or after such date shall be adjusted upwards (without duplication) as follows: if, for any three-month rolling period, Realized Losses as a percentage of CCC's total collections and Realized Losses on its entire retail installment sales contracts portfolio (including sold and unsold contracts) exceeds (i) 2.75%, the Subordinated Percentage shall be increased by .75%, (ii) 3.50%, the Subordinated Percentage shall be increased by 1.50% and (iii) 4.25%, the Subordinated Percentage shall be increased by 2.25%.

     "Transfer Date" means any date on which Receivables are to be transferred to the Purchasers pursuant to Section 2.1 of the Short Term Retail PSA.

     "Transferred Property" shall have the meaning assigned to it in the Purchase Agreement.

     "Trust Account" shall have the meaning specified in Section 5.1 of the Short Term Retail PSA.

     "UCC" means the Uniform Commercial Code as in effect in the relevant jurisdiction.

     "Yield Account" means the account established and maintained as such pursuant to Section 5.1 of the Short Term Retail PSA.

     "Yield Deposit" means, with respect to the Receivables Group transferred on any Transfer Date, a cash deposit of the Active Seller in the Yield Account on such Transfer Date in an amount equal to (a) the sum of all beginning monthly principal balances (as set forth in the Schedule of Anticipated Collections delivered immediately prior to such Transfer
Date) multiplied by (b) the APR Increment divided by (c) 12.